                                   ADDENDUM X
                                       TO
                       SPRINT PCS MANAGEMENT AGREEMENT AND
                          SPRINT PCS SERVICES AGREEMENT

             AMENDING THESE AGREEMENTS FURTHER AND RESTATING CERTAIN
                                  PARAGRAPHS IN
                              ADDENDA I THROUGH IX

                         DATED AS OF SEPTEMBER 12, 2003



MANAGER: TEXAS TELECOMMUNICATIONS, LP


SERVICE AREA BTAS:

                        ABILENE, TX # 3
                        ALBUQUERQUE, NM # 8
                        AMARILLO, TX # 13
                        CARLSBAD, NM # 68
                        EAGLE PASS, TX #121
                        EL PASO, TX # 128
                        FARMINGTON, NM-DURANGO, CO # 139
                        FLAGSTAFF, AZ # 144
                        GALLUP, NM # 162
                        GRAND JUNCTION, CO # 168
                        LAREDO, TX #242
                        LAS CRUCES, NM # 244
                        LUBBOCK, TX # 264
                        MIDLAND, TX # 296
                        ODESSA, TX # 327
                        PHOENIX, AZ # 347 (NAVAJO COUNTY, AZ)
                        PRESCOTT, AZ # 362
                        PUEBLO, CO # 366
                        ROSWELL, NM #386
                        SAN ANGELO, TX # 400
                        SANTA FE, NM # 407

EXPANSION SERVICE AREA BTAS:

                       BIG SPRING, TX # 40
                       CLOVIS, NM #87
                       COLORADO SPRINGS, CO # 89 (PORTION OF EL PASO COUNTY) EL CENTRO-CALEXICO, CA # 124
                       HOBBS, NM # 191
                       LAS VEGAS, AZ # 245 (PORTION OF MOHAVE COUNTY)

                       PHOENIX, AZ # 347 (PORTION OF MARICOPA AND PINAL COUNTY) SAN DIEGO, CA # 402 (PORTION OF SAN DIEGO COUNTY)
                       SIERRA VISTA-DOUGLAS, AZ # 420
                       TUCSON, AZ # 447 (PORTION OF PIMA COUNTY)
                       YUMA, AZ # 486


         This Addendum X contains amendments to the terms of the Sprint PCS Management Agreement and the Sprint PCS Services Agreement, both of which were entered into on December 23, 1999 by the same parties to this Addendum. The Management Agreement and Services Agreement were amended by:

         (1)  Addendum I dated December 23, 1999,
         (2)  Addendum II dated February 3, 2000,
         (3)  Addendum III dated April 25, 2000,
         (4)  Addendum IV dated June 23, 2000,
         (5)  Addendum V dated January 31, 2001,
         (6)  Addendum VI dated February 14, 2001,
         (7)  Addendum VII dated March 30, 2001,
         (8)  Addendum VIII dated July 19, 2002, and
         (9)  Addendum IX dated November 29, 2002.

         The purposes of this Addendum are to (1) amend the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions and restate those paragraphs in the addenda executed previously that amend the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions (see Section A below), and (2) provide cross-references to those paragraphs in addenda executed previously that are not restated in this Addendum (see Section B below).

         The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions. The Management Agreement, the Services Agreement, the Trademark Licenses Agreements, the Schedule of Definitions and all prior addenda continue in full force and effect, except for express modifications made in this Addendum. This Addendum does not change the effective date of any prior amendment made to the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions through previously executed addenda.

         Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions, as amended, and additional terms defined in prior addenda. Section and Exhibit references are to sections and Exhibits of the Management Agreement unless otherwise noted.

         The parties are executing this Addendum as of the date noted above, but the terms of this Addendum do not become effective until the first calendar day of the first calendar month after all of the following conditions are satisfied or waived by Sprint PCS in writing:

         (1) The Settlement Agreement and Mutual Release between Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company L.P., WirelessCo, L.P., Alamosa Holdings, Inc., Alamosa (Delaware), Inc., Alamosa Holdings, LLC, Alamosa Missouri, LLC (f/k/a Roberts Wireless Communications, LLC), Southwest PCS, L.P., Washington Oregon Wireless LLC, Alamosa Wisconsin Limited Partnership and Texas Telecommunications, LP is executed and delivered, and the payment required under that agreement is paid and received.

         (2) The following addenda, each dated September 12, 2003, are executed and delivered to Sprint PCS and the appropriate Alamosa Managers:

    o    Alamosa Missouri, LLC Addendum X,

    o    Alamosa Wisconsin Limited Partnership Addendum IX,

    o    Southwest PCS, L.P. Addendum V,

    o    Texas Telecommunications, LP Addendum X, and

    o    Washington Oregon Wireless LLC Addendum VI.


         (3) Alamosa Holdings, Inc. and Alamosa (Delaware), Inc. consummate the Exchange Offer, the Proposed Amendments and the amendment of the terms of the Senior Secured Credit Facility, all as described in the Offer to Exchange of Alamosa Holdings, Inc. and Alamosa (Delaware), Inc.

         On the effective date the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions are amended and restated as follows:

A.       NEW AMENDMENTS AND RESTATEMENT OF PREVIOUS AMENDMENTS TO SPRINT PCS
         AGREEMENTS.

                              MANAGEMENT AGREEMENT

         1. VENDOR PURCHASE AGREEMENTS - SOFTWARE FEES [NEW]. Section 1.3 is amended to read as follows:

              Insert: "1.3.1 DISCOUNTED VOLUME-BASED PRICING." before the first paragraph.

              Insert: "1.3.2 SUBSCRIBER AND INFRASTRUCTURE EQUIPMENT." before the second paragraph.

              Insert: "1.3.3 EXCLUSIVE USE." before the third paragraph.

              Add a new section 1.3.4 as follows:

              1.3.4 SOFTWARE FEES.

                   (a) Manager acknowledges that (i) it currently has an
              independent licensing arrangement for software in effect on the date of this Addendum that continues so long as Manager is an affiliate of Sprint PCS, (ii) such independent licensing arrangement does not necessarily extend to future improvements upon or expansions of such software, or include any new software developed by or for Sprint PCS in connection with Program Requirements and (iii) Sprint PCS administers the testing and implementation of the software into the Service Area Network.

                   (b) Sprint PCS will use commercially reasonable efforts to obtain a license providing for the right of Manager to use the software (currently existing or developed in the future) or to use the improvements upon or expansions of the existing or newly developed software from vendors in connection with a telecommunications equipment purchase agreement that is not covered by Manager's existing licenses (collectively for purposes of this section 1.3.4, the "VENDOR SOFTWARE").

                   (c) Manager will arrange independently with the vendor to
              obtain a license if Sprint PCS cannot reasonably obtain a license for Manager. Any license obtained by Manager from a vendor must require the Vendor Software to be tested in Sprint PCS test beds by Sprint PCS and require Sprint PCS to push the software to the Service Area Network, not the vendor or Manager, unless otherwise consented to in advance by Sprint PCS in writing.

                   (d) Sprint PCS will pay all Software Fees to the vendor if
              Sprint PCS obtains a license from the vendor that provides Manager the right to use the Vendor Software and Sprint PCS reasonably expects Manager to pay its Allocable Software Fee.

                   (e) Sprint PCS will notify Manager in writing at least 60
              days before (i) the date of an automatic renewal of or unilateral act of Sprint PCS to renew or extend an agreement that provides Sprint PCS the right to use the Vendor Software or (ii) Sprint PCS intends to start negotiations with a vendor regarding pricing or other material terms relating to Manager's right to use the Vendor Software (whether for new software or renewal of an existing license). Manager must notify Sprint PCS in writing within 30 days after receiving the notice described in the preceding sentence if Manager wants Sprint PCS to attempt to obtain a right for Manager to use the Vendor Software. Sprint PCS will renew or negotiate the agreement as if Manager will not be a user of the Vendor Software if Manager does not provide notice to Sprint PCS within the 30-day period. However, Sprint PCS may obtain pricing from the vendor for the Vendor Software that includes Manager as a user as long as obtaining the pricing does not obligate Manager to be a user.

                   Sprint PCS will advise Manager from time to time of the
              status of the software negotiations if Manager requested Sprint PCS to obtain or continue the right for Manager to use the Vendor Software under Sprint PCS' agreement with the vendor. Sprint PCS will give Manager notice of the final pricing for the right to use the Vendor Software a reasonable time before the expected execution or renewal of the agreement. Manager may give Sprint PCS notice by the time set forth in Sprint PCS' notice to Manager (which time will not be less than 10 business days) that Manager does not intend to use the Vendor Software through the agreement between Sprint PCS and the vendor. If Manager does not give this final notice to Sprint PCS, Manager will be deemed to agree to be a user of the Vendor Software through the agreement between Sprint PCS and the vendor and will pay the Allocable Software Fee.

                   (f) Manager will pay Sprint PCS a fee for Sprint PCS'
              administration and implementation of the Vendor Software and Manager's right to use the Vendor Software ("ALLOCABLE SOFTWARE FEE") within 30 days after receipt of an invoice if Manager has not taken the action described in the previous paragraphs and Sprint PCS obtains a license providing for the right of Manager to use the Vendor Software. Sprint PCS will bill the Manager only after Sprint PCS pays the underlying Software Fee to the vendor. Sprint PCS will calculate the Allocable Software Fee as follows:

                   For each software vendor, multiply (i) the Software Fees attributable to the Vendor Software and for which Sprint PCS has obtained for itself, Manager and Other Managers a license or other right to use by (ii) the quotient of (A) the number of Customers and Sprint PCS Reseller Customers with an NPA-NXX assigned to the Service Area that are assigned to a system using the Vendor Software, as reported in the most recent monthly report issued by Sprint PCS before the date that Sprint PCS prepares an Allocable Software Fee invoice, divided by (B) the number of Customers and Sprint PCS Reseller Customers that are assigned to a system using the Vendor Software, as reported in the most recent monthly report issued by Sprint PCS before the date that Sprint PCS prepares an Allocable Software Fee invoice.

                   (g) Sprint PCS will include with the invoice for the
              Allocable Software Fee a list of the component charges, if determinable. The Software Fees paid by Sprint PCS to the vendor will reflect commercial rates negotiated at arms' length. For purposes of clarification, the parties acknowledge the vendor may insist on a comprehensive fee without listing each component, but rather assert the fee covers all software necessary to operate the equipment.

                   (h) Manager will not be charged the Allocable Software Fee for that Vendor Software if Manager (i) notifies Sprint PCS in writing within the period allowed that Manager declines to have Sprint PCS obtain a right for Manager to use the Vendor Software or gives final notice to Sprint PCS that it does not intend to use the Vendor Software, (ii) obtains its own license providing for Manager's right to use the Vendor Software, and (iii) complies with the requirements of section 1.3.4(i).

                   (i) Manager will obtain its own license providing for
              Manager's right to use the Vendor Software from the vendor if Manager elects not to have Sprint PCS attempt to obtain a right for Manager to use the Vendor Software under section 1.3.4(e).

              Manager will notify Sprint PCS in writing and deliver to Sprint PCS within 10 days after Manager's execution of Manager's separate license, a signed document from the vendor confirming that (A) the vendor has provided Manager a separate license for the Vendor Software and the term of that license, which term with appropriate renewal rights, must be at least as long as the license Sprint PCS has from the vendor, (B) the fees paid by Manager to the vendor reflect commercial rates negotiated at arms' length, (C) the Vendor Software covered by Manager's license provides the same usage and functionality for all of the same network elements as Sprint PCS' license, and (D) the Vendor Software may be tested in Sprint PCS test beds by Sprint PCS and will be pushed to the Service Area Network by Sprint PCS, not the vendor or Manager, unless otherwise consented to in advance in writing by Sprint PCS.

         2. INTERCONNECTION [NEW]. Section 1.4 is amended to read as follows:

              If Manager desires to interconnect a portion of the Service Area Network with another carrier and Sprint PCS can interconnect with that carrier at a lower rate, then to the extent permitted by applicable laws, tariffs and agreements, Sprint PCS will arrange for the interconnection under its agreements with the carrier and if it does so, Sprint PCS will bill the interconnection fees to Manager at actual cost.

         3. FORECASTING [NEW]. Section 1.6 is amended to read as follows:

              1.6 FORECASTING. Manager and Sprint PCS will work cooperatively to generate mutually acceptable forecasts of important business metrics agreed upon by Manager and Sprint PCS. The forecasts are for planning purposes only and do not constitute either party's obligation to meet the quantities forecast.

         4. FINANCING PLAN [ADDM I, (Section)5].

              (a) Section 1.7 is amended to read as follows:

              1.7 FINANCING. The construction and operation of the Service Area Network requires a substantial financial commitment by Manager. The manner in which Manager will finance the build-out of the Service Area Network and provide the necessary working capital to operate the business is described in detail on Exhibit 1.7. Manager will allow Sprint PCS an opportunity to review before filing any registration statement or prospectus or any amendment or supplement thereto and before distributing any offering memorandum or amendment or supplement thereto, and agrees not to file or distribute any such document if Sprint PCS reasonably objects in writing on a timely basis to any portion of the document that refers to Sprint PCS, its Related Parties, their respective businesses, this agreement or the Services Agreement.

              (b) Section 5(b) of Addendum I is deleted.

              (c) Exhibit 1.7 attached to this Addendum replaces Exhibit 1.7 attached to Addendum VII.

         5. INFORMATION [NEW]. A new section 1.9 is added to the Management Agreement.

              1.9 ACCESS TO INFORMATION.

                   1.9.1 MANAGER EQUIPMENT. Manager and Sprint PCS will have unfettered access to, and may monitor, record, or otherwise receive, information processed through equipment, including switches, in the Service Area Network, if the access, monitoring, recording or receipt of the information is accomplished in a manner that:

                   (i) Does not unreasonably impede Manager or Sprint PCS from accessing, monitoring, recording or receiving the information;

                   (ii) Does not unreasonably encumber Manager's or Sprint PCS'
              operations;

                   (iii) Does not unreasonably threaten the security of the
              Sprint PCS Network;

                   (iv) Does not violate any law regarding the information;

                   (v) Complies with technical requirements applicable to the
              Service Area Network;

                   (vi) Does not adversely affect any warranty benefiting
              Manager or Sprint PCS (e.g., software warranties); and

                   (vii) With respect to the information processed through
              Manager's equipment, including its switches, does not result in a material breach of any agreement regarding the information (e.g., national security agreements).

                   Sprint PCS and Manager will immediately notify the other party and cooperate to establish new procedures for allowing both Manager and Sprint PCS to access, monitor, record and receive the information in a manner that meets the criteria in (i) through (vii) if either Manager or Sprint PCS reasonably determines that either Manager or Sprint PCS is accessing, monitoring, recording or receiving the information described in this section 1.9.1 in a manner that does not meet the criteria in (i) through (vii). Manager owns the information regarding the performance of its equipment. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.1 for any reasonable business purpose, during and after termination of this agreement, the Services Agreement and the Trademark License Agreements provided the use would be in accordance with those agreements if those agreements were still in effect.

                   1.9.2 SPRINT PCS INFORMATION. Manager will be entitled to receive information Sprint PCS accesses, monitors, records or receives concerning the Service Area Network or the Sprint PCS customers with NPA-NXXs assigned to Manager's Service Area, subject to Manager's compliance with CPNI requirements and any other legal requirements applicable to the confidentiality and safeguarding of such information.

                   Sprint PCS will use commercially reasonable efforts to provide the information in the format requested by Manager at no additional charge to Manager within 5 Business Days after receipt of a written request from Manager if the information requested by Manager is accessed, monitored, recorded, received, or reported by Sprint PCS specific to Manager for Sprint PCS' own use in the same manner and format as that requested by Manager.

                   Sprint PCS will use commercially reasonable efforts to provide the information in the format requested by Manager within 15 Business Days after receipt of a written request from Manager if the information requested by Manager is accessed, monitored, recorded, received, or reported by Sprint PCS for its own use, but not in the same manner or format requested by Manager and if Manager agrees to pay or reimburse Sprint PCS for the costs Sprint PCS reasonably incurs. Sprint PCS will use commercially reasonable efforts to provide the requested information as raw data (subject to the conditions in this section 1.9.2 and section 1.9.3) within 15 Business Days after receipt of a written request from Manager if the information requested by Manager is accessed, monitored, recorded, received, or reported by Sprint PCS for its own use, but not in the same manner or format requested by Manager, and if Sprint PCS cannot provide the information as described in the preceding sentence.

                   Sprint PCS has no obligation to access, monitor, record, receive, or report the information requested by Manager if the information is not accessed, monitored, recorded, received, or reported by Sprint PCS for its own use.

                   Sprint PCS owns the information regarding the Customers. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.2 during and after termination of this agreement, the Services Agreement and the Trademark License Agreements provided the use would be in accordance with those agreements if those agreements were still in effect.

                   1.9.3 LIMITATIONS AND OBLIGATIONS. Sprint PCS does not have to provide any information requested by Manager that: (i) Manager can obtain itself in accordance with section 1.9.1 (unless Sprint PCS already has such information in its possession and has not previously delivered it to Manager); (ii) is no longer maintained by Sprint PCS; or (iii) Manager has already received from Sprint PCS or its Related Parties. Sprint PCS will provide Manager a copy of the then-current Sprint PCS document retention policy from time to time.

                   1.9.4 CONTRACTS. Sprint PCS will disclose to Manager the relevant terms and conditions of any agreement between Sprint PCS and any third party (i) with which Manager is required to comply, directly or indirectly, pursuant to the Management Agreement, the Services Agreement or any Program Requirement or (ii) from which Manager is entitled to any benefit; in each case in sufficient detail to enable Manager to determine the obligations or benefits with which Manager is required to comply or benefit. Sprint PCS will provide a copy of such agreement to Manager to the extent permissible by the terms of the agreement. Sprint PCS will allow Manager or its representatives to review a copy of the agreement to the extent permissible by the agreement if the agreement prohibits Sprint PCS from providing Manager a copy. Sprint PCS will satisfy the requirements of this section 1.9.4 if it chooses to provide a copy of the agreement in electronic form on a server designated by Sprint PCS.

         6. MOST FAVORED NATION [NEW]. A new section 1.10 is added to the Management Agreement:

                   1.10 SUBSEQUENT AMENDMENTS TO OTHER MANAGERS' MANAGEMENT AGREEMENTS AND SERVICES AGREEMENTS. Manager has the right to amend the terms in its Management Agreement and Services Agreement as described in this section 1.10 if during the period beginning on the date of this Addendum and ending December 31, 2006, any of the terms of a Similarly Situated Manager's Management Agreement or Services Agreement are amended to be more favorable to such Similarly Situated Manager than the terms of Manager's Management Agreement or Services Agreement are to Manager, subject to the following:

                        (a) All Alamosa Managers must elect to accept all, but
                   not less than all, of the terms of the Similarly Situated Manager's Management Agreement and Services Agreement (including accepting existing terms that relate to the changes or terms that were previously changed and not previously accepted by Manager but which remain a part of the latest version of the Similarly Situated Manager's agreement) (collectively, "OVERALL CHANGES"); and

                        (b) No changes will be made that are made for a
                   Similarly Situated Manager if such changes are either (i) made solely because the Similarly Situated Manager owns the spectrum on which its network operates, unless the Similarly Situated Manager acquired such spectrum from Sprint PCS or its Related Parties after September 1, 2003, (ii) compelled by a law, rule or regulation that applies to the Similarly Situated Manager, but not to Manager, or (iii) build-out plan changes.

         Sprint PCS will prepare and deliver to Manager either a redacted addendum containing the cumulative changes made to the Similarly Situated Manager's agreements in all of its addenda or redacted copies of the Similarly Situated Manager's amended and restated Management Agreement, Services Agreement and Trademark License Agreements within 10 business days after the effective date of the amendment or other instrument containing such changes. Manager then has 30 days to notify Sprint PCS that Manager wants the Overall Changes.

                  No changes will be made in the agreements between Manager and Sprint PCS if Manager does not notify Sprint PCS in the time specified and Manager will be deemed to have waived its rights under this section
         1.10 with respect to the changes contained in the addendum or the agreements presented.

                  Sprint PCS will prepare, execute and deliver to all Alamosa Managers addenda reflecting the Overall Changes in the redacted addendum or agreements if Manager notifies Sprint PCS within the time specified. The new addenda will have the same effective date as the addendum or the restated Management Agreement, Services Agreement and Trademark License Agreements between Sprint PCS and the Similarly Situated Manager that gave rise to the new addendum.

                  No changes will be made in the agreements between the Alamosa Managers and Sprint PCS if any Alamosa Manager does not execute and return the signed addendum within 30 days after receipt of the signed addendum and Manager will be deemed to have waived its rights under this section 1.10 with respect to the changes contained in the addendum presented; except that if Manager and Sprint PCS disagree as to whether the terms of the signed addendum accurately reflect the Overall Changes, then the parties will submit the issue to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section 14.2. If the arbiter rules in favor of Manager, then Sprint PCS will make changes to the signed addendum as are necessary to reflect the arbiter's ruling and submit the revised signed addendum to Manager within 10 days after receipt of the arbiter's ruling. If the arbiter rules in favor of Sprint

         PCS, then Manager will execute the signed addendum as proffered to Manager within 10 days after Manager's receipt of the arbiter's ruling.

                  The parties acknowledge that Sprint PCS can disclose to Manager who the Similarly Situated Manager is that gave rise to the proposed addendum only if the Similarly Situated Manager agrees to the disclosure.

         7. MODIFICATION OF BUILD-OUT PLAN [ADDM IX, (SECTION)2]. Exhibit 2.1 Build-Out Plan Table and the Build-Out Plan Map are replaced by the Exhibit 2.1 Build-Out Plan Table and Build-Out Plan Map attached to Addendum IX.

         8. CONTINGENT COVERAGE AREA [ADDM VIII,(SECTION)2; REVISED IN THIS ADDENDUM]. Section 2.1 is supplemented with the following language:

              2.1.1 DESCRIPTION OF CONTINGENT COVERAGE AREA. Manager is not required to build out the following partial BTA:

                   (a) within the Las Vegas, Nevada BTA, along U.S. Highway 93 from the Dolan Springs County Highway 25 interchange northwest to meet Sprint PCS coverage of Boulder City, Nevada (the "HOOVER DAM CONTINGENT COVERAGE AREA");

                   (b) within the Las Vegas, Nevada BTA, along U.S. Highway 95 from the Parker Dam south to the Phoenix, Arizona BTA border (the "PARKER DAM CONTINGENT COVERAGE AREA"); and

                   (c) within the San Diego, California BTA, along I-8 west from the El Centro-Calexico BTA border to Sprint PCS San Diego coverage (the "SAN DIEGO COUNTY CONTINGENT COVERAGE AREA").

              2.1.2 BUILD-OUT AND OPERATIONAL AND NETWORK READINESS.

                   (a) If Sprint PCS sends notice to Manager of a commitment to build out along US Highway 93 in the Las Vegas, Nevada BTA to Hoover Dam, Manager will have fourteen (14) months from the date Manager receives the notice to build out and achieve "Operational and Network Readiness," as defined below, for the Hoover Dam Contingent Coverage Area.

                   (b) If Sprint PCS sends notice to Manager of a commitment to build out along US Highway 95 in the Phoenix, Arizona BTA to Parker Dam at the Las Vegas, Nevada BTA border, Manager will have fourteen (14) months from the date Manager receives the notice to build out and achieve Operational and Network Readiness for the Parker Dam Contingent Coverage Area.

                   (c) If Sprint PCS sends notice to Manager of a commitment to build out along I-8 in the San Diego, California BTA, Manager will have fourteen (14) months from the date Manager receives the notice to build out and achieve Operational and Network Readiness for the San Diego County Contingent Coverage Area.

         "OPERATIONAL AND NETWORK READINESS" and "OPERATIONAL AND NETWORK READY" mean that Manager has (i) met all Program Requirements (which includes, but is not limited to, completion of test plans, coverage definition, assessment of site readiness, network optimization and operational and systems readiness) and (ii) received Sprint PCS' approval to launch each of the cell sites within either the Hoover Dam Contingent Coverage Area, the Parker Dam Contingent Coverage Area or the San Diego County Contingent Coverage Area, as applicable.

         9. EXCLUSIVITY OF SERVICE AREA [ADDM VI, (SECTION)6]. In section 2.3 and the Schedule of Definitions, the phrase "wireless mobility communications network" is replaced by the phrase "Wireless Mobility Communications Network".

         10. COVERAGE ENHANCEMENT [ADDM I,(SECTION)1; REVISED BY THIS ADDENDUM].
Section 2.5 is replaced by the following language:

              2.5 MANAGER'S RIGHT OF FIRST REFUSAL FOR NEW COVERAGE BUILD-OUT. Sprint PCS grants to Manager the right of first refusal to build-out New Coverage. Sprint PCS will give to Manager a written notice of a New Coverage within the Service Area that Sprint PCS decides should be built-out. Manager must communicate to Sprint PCS within 90 days after receipt of the notice whether it will build-out the New Coverage.

              If Manager decides to build-out the New Coverage then Manager and Sprint PCS will diligently negotiate and execute an amendment to the Build-out Plan and proceed as set forth in sections 2.1 and 2.2. The amendment Build-out Plan will contain critical milestones that provide Manager a commercially reasonable period in which to implement coverage in the New Coverage. In determining what constitutes a "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by Manager. Manager will construct and operate the network in the New Coverage in accordance with the terms of this agreement.

              If Manager (i) does not communicate to Sprint PCS within such 90-day period that it will build out the New Coverage, (ii) fails to agree with Sprint PCS upon the amended Build-Out Plan, or (iii) fails to build-out the New Coverage in accordance with the amended Build-Out Plan, then Sprint PCS shall be entitled to (A) build-out the New Coverage itself or allow a Sprint PCS Related Party to do so, or (B) offer third parties (including Other Managers) the right to build-out the New Coverage on terms and conditions that are no more favorable than those that were offered to and rejected by Manager. If (x) neither Sprint PCS, a Sprint PCS Related Party, nor any third party (with respect to such third party, on terms and conditions that are no more favorable than those that were offered to and rejected by Manager) commits to build-out such New Coverage within 150 days of the original communication to Manager with respect thereto, or (y) more favorable terms and conditions than those that were offered to and rejected by Manager are offered to any third party to build-out the New Coverage, then any build-out of such New Coverage shall again be subject to Manager's right of first refusal (and, if applicable, on such more favorable terms and conditions).

              Sprint PCS has the right, in a New Coverage that it constructs or that is constructed by a third party, to manage the network, allow a Sprint PCS Related Party to manage the network, or hire a manager to operate the network in the New Coverage. Any New Coverage that Sprint PCS or a third party builds out is deemed removed from the Service Area and the Service Area Exhibit is deemed amended to reflect the change in the Service Area. If Manager does not exercise its right of first refusal with respect to a New Coverage, Manager's right of first refusal does not terminate with respect to the remainder of the Service Area.

         11. MICROWAVE RELOCATION [ADDM IX,(SECTION)5]. Section 2.7 is supplemented with the following language:

              If Manager chooses to offer Sprint PCS Services on the New Spectrum, as provided in section 3 of Addendum IX, Sprint PCS will be responsible for clearing interfering microwave sources in the New Spectrum, and upon such clearing, Manager will reimburse Sprint PCS for any costs incurred by Sprint PCS as a result of such clearing, including all cost-sharing obligations Sprint PCS has incurred, and Manager will be entitled to credits for any cost-sharing reimbursements Sprint PCS may receive that are associated with any future links cleared in the New Spectrum.

         12. IXC RATES [NEW]. Section 6 of Addendum I is deleted. Additionally, section 3.4 of the Management Agreement is amended to read as follows:

              3.4 IXC SERVICES.

              3.4.1. CUSTOMER LONG DISTANCE. Sprint PCS and Manager will from time to time mutually define local calling areas in the Service Areas of Manager to be used by Sprint PCS and Manager in determining when a customer will be billed for a "long distance call" under the applicable rate plan of the Customer. The parties acknowledge that these local calling areas (i) may change in geographic scope in response to competitive pressures or perceived market opportunities, and (ii) may not be able to be changed because of regulatory, industry, or system limitations. The local calling areas will not be used by the parties to determine "long distance telephony services" under section 3.4.2. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in section 14.

              3.4.2. LONG DISTANCE SERVICES

              (a) Required purchase. Manager must obtain (i) long-distance telephony services through Sprint PCS or its Related Parties to provide long-distance service to users of the Sprint PCS Network and (ii) telephony services through Sprint PCS or its Related Parties to connect the Service Area Network with the national platforms used by Sprint PCS to provide services to Manager under this agreement or the Services Agreement. The term "long distance telephony service" MEANS any inter-LATA call for purposes of this section 3.4.2 as it relates to long-distance telephony services provided to users of the Sprint PCS Network.

              (b) Pricing and procedure. Sprint PCS will purchase long-distance telephony services used in the Sprint PCS Network from Sprint Communications Company L.P. or its Related Parties ("SCCLP") for Sprint PCS, Manager and Other Managers. Sprint PCS will purchase the long-distance telephony services at a price at least as favorable to Sprint PCS, Manager, and the Other Managers (considering Sprint PCS, Manager and the Other Managers as a single purchaser) as the best prices offered by SCCLP to any wholesale customer of SCCLP in similar situations when taking into account all relevant factors (e.g., volume, peak/off-peak usage, length of commitment). Sprint PCS will pay the invoice from SCCLP, except for items directly billed by SCCLP under section 3.4.2(c). Sprint PCS will bill to Manager as an activity settled separately under the Services Agreement the portion of the fees billed to Sprint PCS that relate to Manager's operations and the activity of all Customers and Sprint PCS Reseller Customers in the Service Area, except for items directly billed by SCCLP under section 3.4.2(c). Sprint PCS and SCCLP will clarify pricing if the PCS Group is no longer a separately tracked group covered by a tracking stock of Sprint Corporation.

              (c) Call routing. Manager, or the Alamosa Managers acting as a single purchaser, may purchase private line capacity (or other forms of capacity) from SCCLP for inter-LATA calls to the extent that such capacity can be obtained on terms more favorable to Manager (or the Alamosa Managers as a single purchaser). SCCLP will sell that capacity to Manager at the best price offered by SCCLP to third parties in similar situations when taking into account all relevant factors. SCCLP will directly bill Manager for any purchase of capacity under this section 3.4.2(c). The terms of section 1.3 do not apply to purchases of capacity in this section 3.4.2(c).

              (d) Pre-existing agreement. If before the date Addendum X to this agreement is signed, Manager is bound by an agreement for long distance services or an agreement for private line service and the agreement was not made in anticipation of this agreement or Addendum X, then the requirements of this section 3.4.2 do not apply during the term of the other agreement. If the other agreement terminates for any reason, then the requirements of this section 3.4.2 do apply.

              (e) Resale. Manager may not resell the long-distance telephony services acquired under this section 3.4.2. For purposes of clarification, resale under this section 3.4.2(e) includes Manager selling minutes to carriers for ultimate resale to end users under a brand other than "Sprint" or selling minutes to end users under a brand other than "Sprint". Manager may engage in the following activities (i.e., these activities are not treated as resale of long-distance telephony services):

              (1) the transport of long-distance calls for Customers under section 3.4.2(a),

              (2) the transport of long-distance calls for resellers under section 3.5, and

              (3) the transport of long-distance calls for roaming under section 4.3.

              (f) Sprint Rural Alliance Program. The rights and obligations of Manager, if any, for the provision of long-distance telephony services for Sprint Rural Alliance program participants will be set forth in a separate agreement.

         13. VOLUNTARY RESALE OF PRODUCTS AND SERVICES [ADDM I, (SECTION)4]. The second sentence of the second paragraph of section 3.5.2 is amended to read as follows: "If Manager wants handsets of subscribers of resellers with NPA-NXXs of Manager to be activated, Manager must agree to comply with the terms of the program, including its pricing provisions."

         14. INTRA-LATA CALLS AND BACKHAUL SERVICES [NEW]. Section 3.7 is amended to read as follows:

              3.7 INTRA-LATA CALLS AND BACKHAUL SERVICES. Manager, or the Alamosa Managers acting as a single purchaser, may purchase capacity (including private line capacity) from SCCLP for intra-LATA calls and backhaul services. SCCLP will sell that capacity to Manager at the best price offered by SCCLP to third parties in similar situations when taking into account all relevant factors.

              Manager will offer to Sprint PCS or one of its Related Parties the right to make to Manager the last offer to provide capacity for INTRA-LATA CALLS AND backhaul services for the Service Area Network if
         (i) Manager decides to use third parties for INTRA-LATA CALLS AND backhaul services rather than self-provisioning the capacity or purchasing the capacity from Related Parties of Manager and (ii) Sprint PCS or one of its Related Parties has provided evidence to Manager that SCCLP or one of its Related Parties has facilities to provide the capacity requested. Manager will deliver to Sprint PCS the terms under which the third party will provide the capacity. Sprint PCS or one of its Related Parties will have a reasonable time to respond to Manager's request for last offer to provide pricing for capacity for INTRA-LATA CALLS and backhaul, which will be no greater than 5 Business Days after receipt of the request for the pricing and the third party's terms from Manager. Manager will acquire capacity for intra-LATA calls and backhaul services from Sprint PCS or one of its Related Parties if Sprint PCS or one of its Related Parties offers Manager pricing for intra-LATA calls and backhaul services for the Service Area Network that matches or is lower than the pricing offered by the third party. For purposes of this section 3.7, the term "backhaul" means the provision of services from a cell site of Manager to the corresponding switch associated with the cell site.

              If Manager has an agreement for these services in effect as of the date Addendum X is signed and the agreement was not made in anticipation of this agreement or Addendum X, then the requirements of this section 3.7 do not apply during the term of the other agreement. If the other agreement terminates for any reason, then the requirements of this section 3.7 do apply.

         15. SPRINT PCS ROAMING AND INTER SERVICE AREA PROGRAM REQUIREMENTS [NEW]. The second paragraph of section 4.3 is amended to read as follows:

              Section 10.4.1 sets forth the settlement process that distributes between the members making up the Sprint PCS Network (i.e., Sprint PCS, Manager and all Other Managers) a fee for use of the Sprint PCS Network and the Service Area Network (the "INTER SERVICE AREA FEE").

         16. CHANGES TO PROGRAM REQUIREMENTS [NEW].

         (a) The first sentence of section 9.2(e) is amended to read as follows:

              Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless otherwise consented to by Sprint PCS, subject to the terms of section 9.3.

         (b) Section 9.3 is amended to read as follows:

              9.3 MANAGER'S RIGHTS REGARDING CHANGES TO PROGRAM REQUIREMENTS.

              9.3.1 PARAMETERS FOR REQUIRED PROGRAM REQUIREMENT IMPLEMENTATION. Manager has the right to decline to implement any new Program Requirement or any change to any existing Program Requirement (a "PROGRAM REQUIREMENT CHANGE") if Manager determines that any such Program Requirement Change, other than a change involving Sprint PCS National or Regional Distribution Program Requirements, will have an adverse impact on Manager that meets or exceeds the parameters set forth below in subparagraphs (a) through (d). For purposes of this section 9.3 a Program Requirement Change will include any change in any "guidelines," "policies," "standards" or "specifications" proposed by Sprint PCS under this agreement, the Services Agreement or either of the Trademark License Agreements, and the exercise by Sprint PCS of any unilateral right under those agreements, except changes to the Trademark Usage Guidelines, the Marketing Communications Guidelines, or the definition of Sprint PCS Products and Services (other than the pricing of those products and services, i.e. pricing is a Program Requirement Change). If Manager determines to decline to implement any Program Requirement Change, other than a change involving a national distribution program, then Manager must, within 10 days after Sprint PCS provides Manager with notice of the Program Requirement Change, give Sprint PCS (i) a written assessment of the impact of the Program Requirement Change on Manager using the parameters set forth in subparagraphs (a) through (d) below, and (ii) written notice that Manager declines to implement the Program Requirement Change. Manager may, without being deemed in default of this agreement, decline to implement any Program Requirement Change that will:

              (a) individually cause the combined peak negative cash flow of the Alamosa Managers to be an amount greater than 3% of Alamosa Holdings, Inc.'s Enterprise Value; or

              (b) when combined with the original assessments made in accordance with section 9.3.1(a) of all other Program Requirement changes that Sprint PCS announced and the Alamosa Managers agreed to implement, both within the preceding 12 calendar months, cause the combined cumulative peak negative cash flow of the Alamosa Managers to be an amount greater than 5% of Alamosa Holdings, Inc.'s Enterprise Value; or

              (c) individually cause a decrease in the forecasted 5-year discounted cash flow of the Alamosa Managers (at the Alamosa Managers' appropriate discount rate) of more than 3% on a combined net present value basis; or

              (d) when combined with the original assessments made in accordance with section 9.3.1(c) of all other Program Requirement changes that Sprint PCS announced and Manager agreed to implement, both within the preceding 12 calendar months, cause a decrease in the forecasted 5-year discounted cash flow of the Alamosa Managers (at the Alamosa Managers' appropriate discount rate) of more than 5% on a combined net present value basis.

              Manager may discuss with Sprint PCS in the manner described in section 9.7(c) any change that does not meet or exceed the parameters set forth in this section 9.3.1, except any change involving Sprint PCS National or Regional Distribution Program Requirements.

              9.3.2. DISAGREEMENT WITH ASSUMPTIONS OR METHODOLOGY. Sprint PCS must notify Manager of any disagreement with Manager's assumptions or methodology within 10 days after its receipt of Manager's assessment under section 9.3.1. Manager will not be required to implement the Program Requirement Change if Sprint PCS fails to notify Manager of any disagreement within such 10-day period unless Sprint PCS elects to require such compliance under section 9.3.3 below. Either party may escalate the review of the assumptions and methodology underlying the assessment to the parties' respective Chief Financial Officers if Sprint PCS disagrees with Manager's assessment and the parties are unable to agree on the assumptions and methodology within 20 days after Sprint PCS notifies Manager of the disagreement.

              The parties will mutually select an independent investment banker in the wireless telecommunications industry ("INVESTMENT BANKER") to determine whether the implementation of the Program Requirement Change will exceed one of the parameters if Sprint PCS and Manager are unable to agree on the assumptions and methodology to perform the calculations within 30 days after Sprint PCS notifies Manager of the disagreement. The American Arbitration Association will select the Investment Banker if the parties do not select the Investment Banker within 50 days after Sprint PCS notifies Manager of the disagreement. Sprint PCS and Manager will cooperate fully and provide all information reasonably requested by the Investment Banker; except that any Investment Banker selected by the American Arbitration Association, and its investment bank, must have no current engagement with either Manager or Sprint PCS and must not have been engaged by either such party within the 12 calendar months preceding the engagement under this section. A business relationship between Manager or Sprint PCS and a commercial bank or other organization affiliated with an investment bank will not disqualify the investment bank. Sprint PCS and Manager will cooperate fully and provide all information reasonably requested by the Investment Banker. The Investment Banker will have 20 days from the date of engagement to make its decision.

              Manager will pay any Investment Banker's fees and implement the Program Requirement Change if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1.

              9.3.3 ONE OR MORE PARAMETERS EXCEEDED. Sprint PCS will pay the Investment Banker's fees if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1. Sprint PCS may require Manager to implement the Program Requirement Change whether the parties agree or disagree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1, if Sprint PCS agrees to compensate Manager the amount necessary to prevent Manager from exceeding the parameters set forth in section 9.3.1.

              9.3.4 CHANGES WITH RESPECT TO PRICING PLANS AND ROAMING PROGRAM REQUIREMENTS. Manager will implement a Program Requirement Change in the manner requested by Sprint PCS that

                   (i) relates to a pricing plan under section 4.4 or roaming program and

                   (ii) Sprint PCS reasonably determines must be implemented on an immediate or expedited basis to respond to competitive market forces,

         notwithstanding Manager's determination that implementation of the Program Requirement Change will have an adverse impact on Manager that meets or exceeds the parameters set forth in section 9.3.1. Manager's implementation of the Program Requirement Change will not adversely affect Manager's right to object to the implementation of the Program Requirement Change. Manager will continue to comply with the Program Requirement Change if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1. If Sprint PCS does not successfully challenge Manager's assessment of the adverse impact of the Program Requirement Change on Manager in accordance with section 9.3.2, Sprint PCS can require Manager either to (i) continue to comply with the Program Requirement Change and compensate Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that Manager incurred as a result of its implementation of the Program Requirement Change net of any benefit received by Manager, to the extent the costs, expenses and losses net of the benefits exceed the parameters set forth in section 9.3.1 or
         (ii) terminate its continued compliance with the Program Requirement Change and compensate Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that Manager incurred as a result of its implementation of the Program Requirement Change net of any benefit received by Manager. Manager cannot terminate its continued compliance if Sprint PCS elects to require Manager's continued compliance with the Program Requirement Change under section
         9.3.3 above.

         (c) A new section 9.7 is added to the Management Agreement:

              9.7 MANDATORY REQUIREMENTS; UNILATERAL CHANGES.

              (a) Any "guidelines," "policies," "standards" or "specifications" previously issued by Sprint PCS are mandatory requirements with which Manager, the Other Managers and Sprint PCS must comply (subject to Sprint PCS' right to grant waivers as provided in Article 9 of this agreement), unless otherwise identified by Sprint PCS within 120 days after the date of this Addendum.

              (b) Any changes to or new "guidelines," "policies," "standards" or "specifications" proposed by Sprint PCS under this agreement, the Services Agreement or either of the Trademark License Agreements are mandatory requirements with which Manager, the Other Managers and

         Sprint PCS must comply (subject to Sprint PCS' right to grant waivers as provided in Article 9 of this agreement). Sprint PCS will when issuing them reference the applicable section of this agreement, the Services Agreement, the Trademark License Agreements and if applicable, the Program Requirement to which they relate.

              (c) Sprint PCS and Manager will in good faith attempt to mutually agree on how to mitigate the adverse economic impact on Manager of the exercise of any unilateral right of Sprint PCS under this agreement, the Services Agreement and either Trademark License Agreement to the extent Manager believes such change will have a significant adverse economic impact on Manager's operations, except with respect to changes involving Sprint PCS National or Regional Distribution Program Requirements. For purposes of clarification, the parties intend the preceding sentence to obligate them to a robust discussion and open dialogue but understand the discussion and dialogue may not lead to any particular solution of the issues raised by Manager or Sprint PCS. By way of illustration, under the second preceding sentence if Manager believed that the exercise of the unilateral right to change the Trademark Usage Guidelines or the designation of Sprint PCS Products and Services had an adverse economic impact on Manager, then Manager and Sprint PCS will in good faith attempt to mutually agree on how to mitigate the adverse impact on Manager.

         (d) A new section 9.8 is added to the Management Agreement.

              9.8 BREACH FOR FAILURE TO IMPLEMENT PROGRAM REQUIREMENT.

              Manager will be in material breach of a material term and Sprint PCS may exercise its rights under section 11 if Manager declines to implement a Program Requirement when required to do so under this agreement.

         17. FEES [NEW]. (a) Article 10 of the Management Agreement is amended to read as follows:

                                    10. FEES

              10.1 GENERAL. Sprint PCS and Manager will pay to each other the fees and apply the credits in the manner described in this section 10. Many of the definitions for the fees in section 10.2 are found in section 10.3.

              10.2 FEES.

                   10.2.1 FEE BASED ON BILLED REVENUE. Sprint PCS will pay to Manager the Fee Based on Billed Revenue as determined in this section 10.2.1.

                   "BILLED REVENUE" is all customer account activity (e.g., all activity billed, attributed or otherwise reflected in the customer account but not including Customer Credits or similar adjustments) during the calendar month for which the fees and payments are being calculated (the "BILLED MONTH") for Sprint PCS Products and Services related to all Sprint PCS customer accounts within a customer service area ("CSA") assigned to the Service Area, except Outbound Roaming Fees, amounts handled separately in this section 10 (including the amounts in sections 10.2.3 through 10.2.5, 10.4 and 10.8) and amounts collected from customers and paid to governmental or regulatory authorities (e.g., Customer Taxes, USF Charges) (these Sprint PCS customer accounts being "MANAGER ACCOUNTS"). For purposes of clarification, the parties have in place procedures to assign customers to CSAs. Billed Revenue does not include new activity billed to the Customer solely to recover costs incurred by Sprint PCS, Manager or both; Manager and Sprint PCS will share such revenue in proportion to the costs they incur.

                   Sprint PCS will determine the amount of credits applied to Manager Accounts during the Billed Month ("CUSTOMER CREDITS").

                   "NET BILLED REVENUE" for a Billed Month is the amount of the Billed Revenue less the Customer Credits.

                   The "FEE BASED ON BILLED REVENUE" for a Billed Month is equal to 92% of (a) Net Billed Revenue, less (b) the Allocated Write-offs for Net Billed Revenue.

                   10.2.2 OUTBOUND ROAMING FEES. Sprint PCS will pay to Manager a fee equal to the amount of Outbound Roaming Fees that Sprint PCS or its Related Parties bills to Manager Accounts, less the Allocated Write-offs for Outbound Roaming Fees. For purposes of clarification, Sprint PCS will settle separately with Manager the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator.

                   10.2.3 PHASE II E911 SURCHARGES. Sprint PCS will pay to Manager a fee equal to a portion of the E911 Surcharges (attributable to incremental costs for Phase II E911, including but not limited to related handset costs, routing costs, implementation costs, trunks and testing costs, and anticipated write-offs for bad debt) billed during the Billed Month to Customers with an NPA-NXX assigned to the Service Area, less the Allocated Write-offs for that portion of E911 Surcharges in the Billed Month. The portion of the billed amount attributed to Manager will be based on Manager's proportional cost (as compared to Sprint PCS' proportional cost) to comply with Phase II of the E911 requirements. The rate billed to Customers related to Phase II E911 and the portion payable to Manager will be determined from time to time by Sprint PCS.

                   10.2.4 CUSTOMER EQUIPMENT CREDITS. Sprint PCS will apply as a credit to any other fees under this section 10.2 owing by Sprint PCS to Manager an amount equal to the amount of the Customer Equipment Credits less the Allocated Write-offs for Customer Equipment Credits.

                   10.2.5 WRITE-OFFS FOR CUSTOMER EQUIPMENT CHARGES. Sprint PCS will apply as a credit to any other fees under this section 10.2 owing by Sprint PCS to Manager an amount equal to the amount of the Allocated Write-offs for Customer Equipment Charges.

              10.3 DEFINITIONS USED IN FEE CALCULATIONS

                   10.3.1 WRITE-OFFS. Sprint PCS will determine the amounts written off (the "WRITE-OFFS") in the Sprint PCS billing system during the Billed Month relating to Manager Accounts.

                   10.3.2 BILLED COMPONENTS. Each of the following eight amounts is referred to as a "BILLED COMPONENT" and collectively they are referred to as the "BILLED COMPONENTS".

                   10.3.2.1 Net Billed Revenue. The amount determined as described in section 10.2.1.

                   10.3.2.2 Customer Equipment Credits. The reductions of amounts billed to Manager Accounts related to the sale of handsets and handset accessories from Sprint PCS inventory are referred to as "CUSTOMER EQUIPMENT CREDITS". This is a negative amount that reduces the Amount Billed (Net of Credits).

                   10.3.2.3 Outbound Roaming Fees. The amounts that Sprint PCS or its Related Parties bills to Manager Accounts for calls placed on a non-Sprint PCS Network are referred to as "OUTBOUND ROAMING FEES".

                   10.3.2.4 Customer TAXES. The amounts that Sprint PCS bills to Manager Accounts for taxes, including, without limitation, federal, state, and local sales, use, gross and excise tax (collectively, "CUSTOMER TAXES").

                   10.3.2.5 Equipment Replacement Program Fees. The amounts that Sprint PCS bills to Manager Accounts for participating in an equipment replacement program are referred to as "EQUIPMENT REPLACEMENT PROGRAM FEES".

                   10.3.2.6 Customer Equipment Charges. The amounts that Sprint PCS bills to Manager Accounts for subscriber equipment and accessories sold or leased are referred to as "CUSTOMER EQUIPMENT CHARGES".

                   10.3.2.7 E911 Surcharges. The amounts that Sprint PCS bills to Manager Accounts to recover all costs related to Phase II E911 functionality are referred to as "E911 SURCHARGES".

                   10.3.2.8 USF Charges. The amounts that Sprint PCS bills to Manager Accounts relating to Universal Service Funds are referred to as "USF CHARGES".

                   10.3.3 AMOUNT BILLED (NET OF CUSTOMER CREDITS). The "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" for a Billed Month is equal to the sum of the Billed Components.

                   10.3.4 THE ALLOCATED WRITE-OFFS. The "ALLOCATED WRITE-OFFS" for all or a portion of a Billed Component in a Billed Month is the Write-offs for the Billed Month times the amount of the Billed Component (or portion thereof) divided by the Amount Billed (Net of Customer Credits).

              10.4 OTHER FEES AND PAYMENTS. Sprint PCS and Manager will pay to each other the fees and payments described below:

                   10.4.1 INTER SERVICE AREA FEES.

                        10.4.1.1 Inter Service Area Fee Paid. Manager will pay to Sprint PCS an Inter Service Area Fee as set out in this section
         10.4.1 for each billed minute of use that a subscriber with an NPA-NXX assigned to the Service Area uses a portion of the Sprint PCS Network other than the Service Area Network. Sprint PCS will pay to Manager an Inter Service Area Fee for each billed minute of use that a Sprint PCS customer whose NPA-NXX is not assigned to the Service Area Network uses the Service Area Network.

                        Sprint PCS will not be obligated to pay Manager those Inter Service Area Fees not received by Sprint PCS from an Other Manager who is a debtor in a bankruptcy proceeding with respect to Inter Service Area Fees that Sprint PCS owes Manager because of CSAs assigned to such Other Manager's Service Area traveling in the Service Area. For clarification purposes, Sprint PCS does not have to advance the Inter Service Area Fees for the Other Manager who is involved in the bankruptcy proceeding to Manager, even if the Other Manager is late or never pays the Inter Service Area Fees. Manager bears the risk of loss of the Other Manager who is involved in the bankruptcy proceeding not paying the Inter Service Area Fees to Sprint PCS. Manager acknowledges that if the manner in which the CSAs are assigned changes because of changes in the manner in which the NPA-NXX is utilized, the manner in which the Inter Service Area Fees, if any, will be calculated might be changed.

                        10.4.1.2 Voice and 2G Data Rate. The amount of the Inter Service Area Voice and 2G Data Fee will be as follows:

                        (a) From September 1, 2003 to December 31, 2005, the
              Inter Service Area Voice and 2G Data Fee for each billed minute of use that a Customer or Sprint PCS Reseller Customer uses an Away Network will be $0.058.

                        (b) From January 1, 2006 until the end of the Term of
              the agreement, the Inter Service Area Voice and 2G Data Fee for each billed minute of use that a Customer or Sprint PCS Reseller Customer uses an Away Network will be an amount equal to 90% of retail yield for Voice and 2G Data Usage.

                        10.4.1.3 3G Data Rate. The amount of the Inter Service Area 3G Data Fee will be as follows:

                        (a) From September 1, 2003 to December 31, 2005, the
              Inter Service Area 3G Data Fee for each kilobit of use that a Customer or Sprint PCS Reseller Customer uses an Away Network will be $0.0014 ("INITIAL 3G DATA FEE PERIOD").

                        (b) The parties will engage in the following pricing
              process to set the Inter Service Area 3G Data Fee for each kilobit of use that a Customer or Sprint PCS Reseller Customer uses an Away Network after the Initial 3G Data Fee Period ends. The Inter Service Area 3G Data Fee will be based on an appropriate discount from the retail yield for 3G Data Usage to be negotiated before December 31, 2005. Each subsequent fee period will last three years with the second pricing period beginning on January 1, 2006 and ending on December 31, 2008.

                             (i) Sprint PCS will give Manager an Inter Service
              Area 3G Data Fee proposal by March 31 of the final year of the then current pricing period. Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed schedule of fees within 20 days after Manager receives the proposed schedule of fees from Sprint Spectrum.

                             (ii) Manager may escalate the discussion to the
              Chief Financial Officer of Sprint PCS or Sprint PCS may escalate the discussion to Manager's Chief Executive Officer or Chief Financial Officer if the parties do not agree on a new schedule of fees within 30 days after the discussions begin.

                             (iii) If the parties cannot agree on a new schedule
              of fees within 20 days after a party escalates the discussion, then Manager may either agree to the fees set forth in the Inter Service Area 3G Data Fee proposal or submit the determination of the Inter Service Area 3G Data Fee to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section 14.2.

                             (iv) If Manager submits the matter to arbitration
              the fees proposed by Sprint PCS will apply starting after December 31 of the first year of the appropriate period as described in section 10.4.1.4 and will continue in effect unless modified by the final decision of the arbitrator. If the arbitrator imposes a fee different than the ones in effect the new fees will be applied as if in effect after December 31 of the first year of the appropriate period as described in section 10.4.1.4 and if on application of the new fees one party owes the other party any amount after taking into account payments already made by the parties then the owing party will pay the other party within 30 days of the date of the final arbitration order.

                        10.4.1.4 Rate Changes - Effective Date. All rate changes related to Inter Service Area Fees will be applied to all activity in a bill cycle regardless of when the activity occurred, if the bill cycle ends after the effective date of the rate change.

                        10.4.1.5 Long Distance. The long distance rates associated with the Inter Service Area usage will be equal to the actual wholesale transport and terminating costs associated with the originating and terminating locations. The rates are then applied to cumulative usage at a BID level for settlement purposes.

                   10.4.2 INTERCONNECT FEES. Manager will pay to Sprint PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under section 1.4.

                   10.4.3 TERMINATING AND ORIGINATING ACCESS FEE. If Sprint PCS collects from an IXC terminating or originating access fees that are not subject to refund or dispute, then Sprint PCS will pay Manager 92% of the amount collected (but it will not be Billed Revenue). Manager will refund to Sprint PCS any amounts Sprint PCS pays or has paid to Manager for access fees if Sprint PCS is required to refund that access fee to an IXC (including a Sprint Corporation Related Party). For purposes of clarification, Sprint Corporation's Related Parties are obligated to pay terminating access to Sprint PCS only if Sprint Corporation's major competitors have to pay terminating or originating access to Sprint PCS. At the present time, none of the major competitors pay terminating access to Sprint PCS. The ability of wireless carriers to collect access fees is currently subject to legal challenge. The parties acknowledge that Sprint PCS has limited ability to require IXCs to pay access fees.

                   10.4.4 REIMBURSEMENTS FOR MISTAKEN PAYMENTS. If one party mistakenly pays an amount that the other party is obligated to pay then the other party will reimburse the paying party.

              10.5 TAXES AND PAYMENTS TO THE GOVERNMENT. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees levied by a governmental authority on the fees and charges payable by Sprint PCS to Manager.

              Manager will report all taxable property to the appropriate taxing authority for ad valorem tax purposes. Manager will pay as and when due all taxes, assessments, liens, encumbrances, levies, and other charges against the real estate and personal property owned by Manager or used by Manager in fulfilling its obligations under this agreement.

              Manager is responsible for paying all sales, use, or similar taxes on the purchase and use of its equipment, advertising, and other goods or services in connection with this agreement.

              Sprint PCS will be solely responsible for remitting to government agencies and/or their designees any and all fees or other amounts owed as a result of the services provided to the Customers under the Management Agreement. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts received by Manager, Sprint PCS or their Related Parties from Customers (including Sprint PCS customers whose NPA-NXX is assigned to the Service Area) relating to such fees.

              10.6 UNIVERSAL SERVICE FUNDS.

                   10.6.1 PAID BY GOVERNMENT. Manager is entitled to 92% of any federal and state subsidy funds (the "SUBSIDY FUNDS") (and Sprint PCS is entitled to the remainder of the Subsidy Funds), including Universal Service Funds, received by Manager or Sprint PCS from government disbursements based on customers with mailing addresses located in the Service Area and with NPA-NXXs assigned to the Service Area, or such other method then in effect under the rules of the FCC, USAC or other federal or state administrator. For purposes of clarity, Universal Service Funds provide support payments to Eligible Telecommunications Carriers ("ETC") serving in high cost areas and providing services to low income individuals. Sprint PCS, as the Common Carrier of record, on behalf of itself or Manager (with respect to the Service Area), might qualify as an ETC. All Subsidy Funds received must be used to support the provision, maintenance and upgrading of facilities and services for which the funds are intended.

                   10.6.2 PAID BY CUSTOMERS. Sprint PCS will be solely responsible for remitting to government agencies and/or their designees, including but not limited to the Universal Service Administrative Company, any and all universal service fees. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts received by Manager, Sprint PCS or their Related Parties from Customers (including Sprint PCS customers whose NPA-NXX is assigned to the Service Area) relating to the Universal Service Funds.

              10.7 EQUIPMENT REPLACEMENT PROGRAM. Sprint PCS is entitled to 100% of the amounts paid by Customers for participating in any equipment replacement program billed on their Sprint PCS bills. Manager will not be responsible for or in any way billed for any costs or expenses incurred by Sprint PCS or any Sprint PCS Related Party in connection with any such equipment replacement program.

              10.8 CUSTOMER EQUIPMENT. Sprint PCS is entitled to 100% of the amounts paid by Customers for subscriber equipment and accessories sold or leased by Sprint PCS, and Manager is entitled to 100% of the amounts paid by Customers for subscriber equipment and accessories sold or leased by Manager, subject to the equipment settlement process in section 4.1.2.

              10.9 PHASE I E911. Sprint PCS is entitled to 100% of amounts paid by Customers related to Phase I E911 (e.g., for equipment other than handsets, such as platforms and networks). Sprint PCS will attempt to recover from the appropriate governmental authority Phase I E911 reimbursements and will remit the appropriate amounts to Manager.

              10.10 MANAGER DEPOSITS INTO SPRINT PCS ACCOUNTS. Each Business Day, Manager will deposit into bank accounts in the name of Sprint PCS or a Related Party designated by Sprint PCS, the amounts collected from Customers on behalf of Sprint PCS and its Related Parties for Sprint PCS Products and Services. Manager will allow the funds deposited in the bank accounts to be transferred daily to other accounts designated by Sprint PCS. Manager will also provide the daily reports of the amounts collected required by Sprint PCS. Manager will not make any changes to the authorized signatories on the bank accounts without the prior written consent of Sprint PCS.

              10.11 MONTHLY STATEMENTS.

                   10.11.1 SECTION 10.2 STATEMENT. Each month Sprint PCS will determine the amount payable to Manager for a Billed Month under section 10.2. Sprint PCS will deliver a monthly statement to Manager that reports the amount due to Manager, the manner in which the amount was calculated, the amount due to Sprint PCS and its Related Parties under this agreement, the Services Agreement and the Trademark License Agreements, and the net amount payable to Manager.

                   10.11.2 OTHER STATEMENTS. Sprint PCS will deliver a monthly statement to Manager that reports amounts due to Manager or from Manager, other than amounts described in section 10.12.1, the manner in which the amounts were calculated, the amount due to Manager or to Sprint PCS and its Related Parties under this agreement, the Services Agreement and the Trademark License Agreements, and the net amount payable to Manager.

                   10.11.3 THIRD PARTY CHARGES. Sprint PCS will include any third party charges on Manager's statements within three calendar months after the end of the calendar month during which Sprint PCS receives the third party charge.

              10.12 PAYMENTS.

                   10.12.1 WEEKLY PAYMENTS. Sprint PCS will pay the amount payable to Manager for a Billed Month under section 10.2 in equal weekly payments on consecutive Thursdays beginning the second Thursday of the calendar month following the Billed Month and ending on the first Thursday of the second calendar month after the Billed Month. If Sprint PCS is unable to determine the amount due to Manager in time to make the weekly payment on the second Thursday of a calendar month, then Sprint PCS will pay Manager for that week the same weekly amount it paid Manager for the previous week. Sprint PCS will true-up any difference between the actual amount due for the first weekly payment of the Billed Month and amounts paid for any estimated weekly payments after Sprint PCS determines what the weekly payment is for that month.

                   10.12.2 MONTHLY PAYMENTS. The amounts payable to Manager and Sprint PCS and its Related Parties under this agreement, the Services Agreement and the Trademark License Agreements, other than the payments described in section 10.12.1, will be determined, billed and paid monthly in accordance with section 10.12.3.

                   10.12.3 NET PAYMENTS. The amount of each payment to Manager will be the net amount due to Manager, if any, after reducing the amount payable to Manager by any amounts due to Sprint PCS and its Related Parties under this agreement, the Services Agreement and the Trademark License Agreements. If the amount due to Sprint PCS exceeds the amount due to Manager, Sprint PCS will bill Manager or reduce the next weekly or monthly payment to Manager (and will reduce subsequent weekly and monthly payments if necessary) by the amount of the excess.

                   10.12.4 TRANSITION OF PAYMENT METHODS. (a) Sprint PCS and Manager wish to conduct an orderly transition from making weekly payments to Manager based on Collected Revenues to weekly payments based on Billed Revenue. The method of calculating the weekly payments will change on the first day of the calendar month after the Alamosa Holdings, Inc, Alamosa (Delaware), Inc. and the Alamosa Managers complete their restructuring (the "TRANSITION DATE"). The weekly amounts paid to Manager during the calendar month before the Transition Date and on the first Thursday after the Transition Date will be based on the Collected Revenues method. The weekly amounts paid to Manager beginning on the second Thursday of the second calendar month after the Transition Date will be based on the Billed Revenue method described in this Section 10. To effect an orderly transition, Sprint PCS will pay Manager for the period beginning on the second Thursday after the Transition Date and ending on the first Thursday of the calendar month after the Transition Date an amount calculated as described below in Section 10.12.4(b).

                   (b) Sprint PCS will apply the estimated collection percentages used by Sprint PCS before the Transition Date to the gross accounts receivable aging categories for Customers with an NPA-NXX assigned to the Service Area as of the close of business on the day before the Transition Date to calculate the amount Sprint PCS anticipates collecting on those accounts receivable. Sprint PCS will pay Manager the amount estimated to be collected in equal weekly payments on consecutive Thursdays beginning the second Thursday after the Transition Date and ending the first Thursday of the calendar month after the Transition Date. Sprint PCS will also pay to Manager no later than the second Thursday after the Transition Date any Collected Revenues received after the Saturday before the Transition Date and before the Transition Date.

                   (c) Sprint PCS will recalculate the estimated collection percentages and apply the recalculated estimated collection percentages to the gross accounts receivable aging categories described in the first sentence of section 10.12.4(b) when all applicable data is available. Sprint PCS will increase or decrease a weekly payment by the amount of the difference between the amount paid to Manager based on the initial estimated collection percentages and the amount that would have been paid to Manager using the newer estimated collection percentages.

              10.13 DISPUTE OR CORRECTION OF STATEMENT AMOUNT. A party can only dispute or correct an amount on a statement in good faith. If a party disputes or corrects an amount on a statement, the disputing or correcting party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered.

              Any dispute regarding a statement will be resolved through the dispute resolution process in section 14. The parties must continue to pay to the other party all amounts, including disputed amounts, owed under this agreement, the Services Agreement and the Trademark License Agreements during the dispute resolution process.

              The dispute of an item in a statement does not stay or diminish a party's other rights and remedies under this agreement, except that a party must complete the dispute resolution process in section 14 before taking any legal or equitable action against the other party.

              10.14 DISPUTE OR CORRECTION OF A THIRD PARTY INVOICE AMOUNT. Sprint PCS will include the applicable portion of any amount based on a third party invoice in a statement to Manager within three months of Sprint PCS' receipt of the third party invoice.

              A party can only dispute or correct an amount based on a third party invoice in good faith. Modified invoices received by Sprint PCS from a third party vendor and then sent by Sprint PCS to Manager will be treated as a new statement for purposes of this section.

              If a party disputes or corrects an amount on a third party invoice or the amount Sprint PCS attributed to Manager, the disputing party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered. Sprint PCS and Manager will cooperate with each other to obtain the information needed to determine if the amounts billed by the third party and allocated to Manager were correct.

              Any dispute regarding the amount of the third party invoice Sprint PCS attributed to Manager will be resolved through the dispute resolution process in section 14. Manager must continue to pay to Sprint PCS all amounts, including disputed amounts, owed under this agreement, the Services Agreement and the Trademark License Agreements during the information gathering and dispute resolution process; provided, however, that to the extent any such monies are found to be owing to Manager, Manager shall be entitled to interest thereon at the Default Rate from the date of payment by Manager to Sprint PCS until the date such refund is actually received by Manager.

              The dispute of an item in a statement does not stay or diminish a party's other rights and remedies under this agreement, except that the parties must complete the dispute resolution process in section 14 before taking any legal or equitable action against each other.

              10.15 LATE PAYMENTS. Any amount due under this agreement, the Services Agreement and the Trademark License Agreements without a specified due date will be due 20 days after Manager receives an invoice. Any amount due under this agreement, the Services Agreement and the Trademark License Agreements (including without limitation any amounts disputed under those agreements that are ultimately determined to be due), that is not paid by one party to the other party in accordance with the terms of the applicable agreement will bear interest at the Default Rate beginning (and including) the 3rd day after the invoice or settlement due date until (and including) the date paid.

              10.16 SETOFF RIGHT IF FAILURE TO PAY AMOUNTS DUE. If Manager fails to pay any amount due Sprint PCS or a Related Party of Sprint PCS under this agreement, or any amount under the Services Agreement or any other agreement with Sprint PCS or a Related Party of Sprint PCS, then Sprint PCS may setoff against its payments to Manager under this section 10, any such amount that Manager owes to Sprint PCS or a Related Party of Sprint PCS.

              This right of setoff is in addition to any other right that Sprint PCS may have under this agreement.

         18. TERMINATION RIGHTS [NEW].

         Section 11.3.7 is deleted, and all references in the agreement to section 11.3.7 are also deleted.

         19. NON-TERMINATION OF AGREEMENT [ADDM I, (SECTION)8]. Sections 11.5.3 and 11.6.4 are replaced with the following paragraphs:

                   11.5.3 MANAGER'S ACTION FOR DAMAGES OR OTHER RELIEF. Manager, in accordance with the dispute resolution process in section 14, may seek damages or other appropriate relief, but such action does not terminate this agreement.

                   11.6.4 SPRINT PCS' ACTION FOR DAMAGES OR OTHER RELIEF. Sprint PCS, in accordance with the dispute resolution process in section 14, may seek damages or other appropriate relief, but such action does not terminate this agreement.

         20. BUSINESS VALUATION [ADDM VI,(SECTION)4]. A new subsection 11.7.4(f) is added to the Management Agreement:

                   (f) In the event the Entire Business Value of Manager is being determined, the entire value of any Operating Asset may be allocated among Manager and one or more of the Other Affiliates, where appropriate, but the sum of the values attributed to such Operating Asset in determining the Entire Business Value of Manager and the Other Affiliates shall not exceed the value of such Operating Asset if it were used to calculate only Manager's Entire Business Value (i.e., "double counting" is prohibited).

         21. AUDIT [NEW]. Section 12.1.2 is amended to read as follows:

              12.1.2 Audits. On reasonable advance notice, each party must provide access to appropriate records to the independent auditors selected by the other party for purposes of auditing the amount of fees, costs, expenses or other charges payable in connection with the Selected Services with respect to the period audited. The auditing party will conduct the audit no more frequently than annually. If the audit shows that Sprint PCS was underpaid then, unless the amount is contested, Manager will pay to Sprint PCS the amount of the underpayment within 10 Business Days after Sprint PCS gives Manager written notice of the determination of the underpayment. If the audit determines that Sprint PCS was overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10 Business Days after Manager determines Sprint PCS was overpaid. The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the costs and expenses related to the audit will be paid by the audited party.

              Notwithstanding the above provisions of this section 12.1.2 and subject to section 1.9, rather than allow Manager's independent auditors access to Sprint PCS' records, Sprint PCS may provide a report issued in conformity with Statement of Auditing Standard No. 70 "Reports on the Processing of Transactions by Service Organizations" ("TYPE II REPORT" or "MANAGER MANAGEMENT REPORT"); except that, if Manager, on the advice of its independent auditors or its legal counsel, determines additional assurances beyond SAS 70 are required by statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, policy or literature published by the accounting or auditing profession or other authoritative rule making body (such as the SEC, the PCAOB or the FASB), then Sprint PCS will cooperate with Manager to provide such additional assurances. Any Type II Report or Manager Management Report provided pursuant to this section 12.1.2 will be prepared by Sprint PCS' independent auditors and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over Manager Management Processes. "Manager Management Processes" include those services generally provided within this agreement, primarily billing and collection of revenues.

         22. SHARING CONFIDENTIAL INFORMATION WITH LENDERS [ADDM II,(SECTION)7].
Section 12.2(b)(vii) of the Management Agreement is replaced with the following paragraph:

                   (vii) is disclosed by the receiving party to a financial
              institution or accredited investor (as that term is defined in Rule 501(a) under the Securities Act of 1933) that is considering providing or has provided financing to the receiving party and which financial institution or accredited investor has agreed to keep the Confidential Information confidential in accordance with an agreement at least as restrictive as this section 12.2.

         23. REGULATORY NOTICES (COSTS) [ADDM I, (SECTION)2]. The last sentence of section 16.4 is replaced with the following language: "If Sprint PCS chooses to respond to such communications and complaints, Manager will not respond to them without the consent of Sprint PCS. Sprint PCS will bear the cost of responding to any such communications and complaints unless (1) such response is primarily the result of Manager's acts or omissions that constitute negligence, willful misconduct, or breach of any provision of this agreement (in which case Manager will pay the costs of Sprint PCS' response), or (2) Manager's response is not requested by Sprint PCS."

         24. EMAILING NOTICES [NEW AND ADDM VIII,(SECTION)10]. (a) Section 17.1 is amended to read as follows:

              17.1 NOTICES. Any notice, payment, invoice, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile or email (in either instance with acknowledgment or read receipt received), charges prepaid and addressed as described below, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties. Sprint PCS may give notice of changes to a Program Requirement by sending an email that directs Manager to the changed Program Requirement on the affiliate intranet website.

              The subject line of any email notice that purports to amend any Program Requirement must read "Program Requirement Change" and the first paragraph must indicate (i) which Program Requirement is being modified, (ii) what is being modified in the Program Requirement, and
         (iii) when the Program Requirement will take effect. The email must also include either a detailed summary of the Program Requirement change or a redline comparison between the old Program Requirement and the new Program Requirement.

              Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination, must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and be mailed or sent by overnight courier in the manner described in the first paragraph in this section 17.1.

              1. Manager agrees to promptly give Sprint PCS a copy of any notice Manager receives from the Administrative Agent or any Lender (as those terms are defined in the Consent and Agreement), and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint PCS agrees to promptly give Manager a copy of any notice Sprint PCS receives from the Administrative

         Agent or any Lender, and a copy of any notice that Sprint PCS gives to the Administrative Agent or any Lender.

              All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

         (b)  The parties' notice addresses are as follows:

         For all entities comprising Sprint PCS:

                           Sprint PCS
                           KSOPHJ0212-2A101
                           6130 Sprint Parkway
                           Overland Park, KS  66251
                           Telephone: 913-762-7929
                           Telecopier:  913-523-0539
                           Email: tmatee01@sprintspectrum.com
                           Attention: Vice President - Affiliations, PLS & ICS

                  with a copy to:

                           Sprint Law Department
                           KSOPHT0101-Z2020
                           6391 Sprint Parkway
                           Overland Park, KS  66251
                           Telephone:  913-315-9315
                           Telecopier:  913-523-9823
                           Email: john.w.chapman@mail.sprint.com
                           Attention: John Chapman

         For Manager:

                           Texas Telecommunications, LP
                           5225 S. Loop 289
                           Suite 120
                           Lubbock, TX  79424
                           Telephone: 806-722-1100
                           Telecopier: 806-722-1127
                           Email: dsharbutt@alamosapcs.com
                           Attention: David Sharbutt, President
                  with a copy to:

                           Crenshaw, Dupree & Milam, L.L.P.
                           Wells Fargo Center
                           1500 Broadway, 8th Floor
                           Lubbock, Texas 79401
                           Telephone: 806-762-5281
                           Telecopier: 806-762-3510
                           Email: JMcCutchin@cdmlaw.com
                           Attention: Jack McCutchin, Jr.

                  and with copies to the following individuals' email addresses if a notice of a Program Requirement Change is sent by email:

                           Kendall W. Cowan, Chief Financial Officer
                           Email: kcowan@alamosapcs.com

                           Stephen A. Richardson, Chief Operating Officer
                           Email: srichardson@alamosapcs.com

                           Loyd I. Rinehart, Senior Vice
                           President of Corporate Finance
                           Email: lrinehart@alamosapcs.com


         25. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS [ADDM VIII,(SECTION)8]. Section 17.12 of the Management Agreement is replaced with the following language:

              17.12 GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF
         PROCESS.

                   17.12.1 GOVERNING LAW. The internal laws of the State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

                   17.12.2 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                   (a) Each party hereby irrevocably and unconditionally
              submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

                   (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                   (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

         26. TRANSFER OF SPRINT PCS NETWORK [ADDM VI, (SECTION)8]. The first sentence of section 17.15.5 is replaced with the following sentence:

              In conjunction with the sale of the Sprint PCS Network, Sprint PCS may sell, transfer or assign the Sprint PCS Network and any of the Licenses, including its rights and obligations under this agreement, the Services Agreement and any related agreements, to a third party without Manager's consent so long as the third party assumes the rights and obligations under this agreement and the Services Agreement.

              27. ANNOUNCED TRANSACTIONS [ADDM I,(SECTION)9]. Section 17.24 is deleted.

              28. ADDITIONAL TERMS AND PROVISIONS [ADDM I, (SECTION)10; REVISED IN THIS ADDENDUM]. Section 17.25 is replaced with the following paragraph:

              17.25 ADDITIONAL TERMS AND PROVISIONS. Certain additional and supplemental terms and provisions of this agreement, if any, are set forth in the Addendum to Sprint PCS Management Agreement attached hereto and incorporated herein by this reference. Manager represents and warrants that all existing contracts and arrangements (written or verbal) that relate to or affect the rights of Sprint PCS or any of its Related Parties under this agreement (e.g., agreements relating to long-distance telephony services (section 3.4)) are described on
         Exhibit 17.25, and photocopies of any such written agreements have been delivered to Sprint PCS.

         29. FEDERAL CONTRACTOR COMPLIANCE [ADDM I, (SECTION)11] A new section 17.28, the text of which is attached as Exhibit A to Addendum I, is added and incorporated by this reference. When and to the extent required by applicable law, Manager will comply with the requirement of this section 17.28.

         30. YEAR 2000 COMPLIANCE [ADDM I,(SECTION)12]. A new section 17.29 is added to the Management Agreement:

              17.29 YEAR 2000 COMPLIANCE. Sprint PCS and Manager each separately represents and warrants that any system or equipment acquired, operated or designated by it for use in the Service Area Network or for use to support the Service Area Network, including (without limitation) billing, ordering and customer service systems, will be capable of correctly processing and receiving date data, as well as properly exchanging date data with all products (for example, hardware, software and firmware) with which the Service Area Network is designed to be used, and will not malfunction or fail to function due to an inability to process correctly date data in conformance with Sprint PCS requirements for "Year 2000 Compliance." If the Service Area Network or any system used to support the Service Area Network fails to operate as warranted due to defects or failures in any system or equipment selected by Manager (including systems or equipment of third party vendors and subcontractors selected by Manager rather than by Sprint
         PCS) Manager will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure and provide a Year 2000 Compliant Service Area Network. If the Service Area Network or any system used to support the Service Area Network fails to operate as warranted due to defects or failures in any systems or equipment selected by Sprint PCS (including systems or equipment of third party vendors and subcontractors that Sprint PCS selects and requires Manager to use), Sprint PCS will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure and provide a Year 2000 Compliant Service Area Network.

              "YEAR 2000 COMPLIANCE" means the functions, calculations, and other computing processes of the Service Area Network (collectively "Processes") that perform and otherwise process, date-arithmetic, display, print or pass date/time data in a consistent manner, regardless of the date in time on which the Processes are actually performed or the dates used in such data or the nature of the date/time data input, whether before, during or after January 1, 2000 and whether or not the date/time data is affected by leap years. To the extent any part of the Service Area Network is intended to be used in combination with other software, hardware or firmware, it will properly exchange date/time data with such software, hardware or firmware. The Service Area Network will accept and respond to two-digit year-date input, correcting or supplementing as necessary, and store, print, display or pass date/time data in a manner that is unambiguous as to century. No date/time data will cause any part of the Service Area Network to perform an abnormally ending routine or function within the Processes or generate incorrect final values or invalid results.

         31. CROSS-DEFAULT [ADDM VI,(SECTION)2 AND ADDM VII, (SECTION)2]. A new
section 17.30 is added to the Management Agreement:

              17.30 CROSS-DEFAULT. A breach or Event of Termination under any of the Sprint Agreements (as that term is defined in the Consent and Agreement) by Alamosa Wisconsin Limited Partnership, a Wisconsin limited partnership, Alamosa Missouri, LLC (f/k/a Roberts Wireless Communications, LLC), a Missouri limited liability company, Southwest PCS, L.P., an Oklahoma limited partnership, or Washington Oregon Wireless LLC, a Delaware limited liability company, or their respective successors or assigns (collectively the "OTHER AFFILIATES") also constitutes a breach or Event of Termination, as the case may be, by Manager of the same provision of the applicable Sprint Agreement to which Manager is a party, and the Sprint Parties (as that term is defined in the Consent and Agreement) shall have the same rights under the Sprint Agreements and the Consent and Agreement to which Manager is a party as if the same breach or Event of Termination had occurred under such Sprint Agreement. Such breach or Event of Termination by an Other Affiliate shall not qualify as a force majeure under the Sprint Agreements or the Consent and Agreement.

         32. PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS [ADDM VI,(SECTION)3]. A new section 17.31 is added to the Management Agreement:

              17.31 PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS. To induce the Sprint Parties to enter into the Consent and Agreement with Citicorp, Manager absolutely and unconditionally guarantees the prompt and punctual performance and payment of the Obligations (as that term is defined in the Consent and Agreement) of the Other Affiliates and their respective successors or assigns when due and payable pursuant to the terms of the Other Affiliates' Sprint Agreements as they may be amended and modified. Manager agrees that the Sprint Parties shall not be required first to collect from any other guarantor of any such obligation or to proceed against or exhaust any collateral or security for any obligation before requiring Manager to perform or pay the obligation guaranteed under this section. Any Sprint Party may bring suit against Manager without joining the Other Affiliates or any other guarantor. Manager agrees that notice given by a Sprint Party to any Other Affiliate under such Other Affiliate's Sprint Agreements or the Consent and Agreement constitutes notice to Manager.

         33. FINANCIAL INFORMATION [ADDM IV,(SECTION)2]. A new section 17.32 is added to the Management Agreement:

              17.32 COPIES OF FINANCIAL INFORMATION. Manager agrees to give Sprint PCS a copy of all financial information it gives the Administrative Agent or any Lender (as such parties are defined in the Consent and Agreement).

         34. FORCE MAJEURE [NEW]. The second paragraph of section 17.9.3 is amended to read as follows:

              NEITHER MANAGER NOR SPRINT PCS, AS THE CASE MAY BE, IS IN BREACH OF ANY COVENANT IN THIS AGREEMENT, AND NO EVENT OF TERMINATION WILL OCCUR AS A RESULT OF THE FAILURE OF SUCH PARTY TO COMPLY WITH SUCH COVENANT, IF SUCH PARTY'S NON-COMPLIANCE WITH THE COVENANT RESULTS PRIMARILY FROM:

                   (I) ANY FCC ORDER OR ANY OTHER INJUNCTION ISSUED BY ANY
              GOVERNMENTAL AUTHORITY IMPEDING THE ABILITY TO COMPLY WITH THE COVENANT;

                   (II) THE FAILURE OF ANY GOVERNMENTAL AUTHORITY TO GRANT ANY
              CONSENT, APPROVAL, WAIVER, OR AUTHORIZATION OR ANY DELAY ON THE PART OF ANY GOVERNMENTAL AUTHORITY IN GRANTING ANY CONSENT, APPROVAL, WAIVER OR AUTHORIZATION;

                   (III) THE FAILURE OF ANY VENDOR TO DELIVER IN A TIMELY MANNER
              ANY EQUIPMENT OR SERVICE; OR

                   (IV) ANY ACT OF GOD, ACT OF WAR OR INSURRECTION, RIOT, FIRE,
              ACCIDENT, EXPLOSION, LABOR UNREST, STRIKE, CIVIL UNREST, WORK STOPPAGE, CONDEMNATION OR ANY SIMILAR CAUSE OR EVENT NOT REASONABLY WITHIN THE CONTROL OF SUCH PARTY;

         except that, to the extent a party's obligation to perform any covenant under this agreement is suspended by reason of an event specified in subsection 17.9.3(i), (ii), (iii) or (iv) above, then any obligation of the other party to make a payment in respect of or relating to such covenant shall be suspended until performance of such covenant is reinstated, and in no event shall any amounts accrue or otherwise be due and owing in respect of or relating to such covenant for the period during which performance of such covenant was suspended by this section.

                               SERVICES AGREEMENT

         35. SERVICES AGREEMENT [NEW]. Article 2 of the Services Agreement is amended to read as follows:

                               2. SERVICES

         2.1 SERVICES.

                   2.1.1 SERVICES. Subject to the terms of this agreement, through December 31, 2006, Manager will obtain the Services set forth on Schedule 2.1.1 attached to this agreement from Sprint Spectrum in accordance with the provisions of this section 2.1. Sprint Spectrum will provide all or none of (i) the grouping of services listed under Section A of Exhibit 2.1.1 ("CCPU SERVICES"), and (ii) the grouping of services listed under Section B of Exhibit
         2.1.1 ("CPGA SERVICES" and together with CCPU Services, "SERVICES"). Sprint Spectrum will not provide individual CCPU Services or CPGA Services. The fees charged for the Services are set forth in section
         3.2. Sprint Spectrum may designate Additional Services as Available Services and Selected Services; except that, without Manager's prior written consent, neither Sprint Spectrum nor any of its Related Parties will require Manager to pay for (i) any such additional Available Services or Selected Services to the extent that such services are the same as or functionally equivalent to any service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties or Sprint PCS or its Related Parties but for which Manager does not pay a separate fee immediately after the effective date of Addendum X or
         (ii) any other additional Available Services or Selected Services through December 31, 2006.

                   2.1.2 DISCONTINUANCE OF Services. If Sprint Spectrum determines to no longer offer a Service itself, then Sprint Spectrum must give Manager written notice at least 9 months before its discontinuance of that Service that Sprint Spectrum will no longer offer that Service. If Manager determines within 30 days after receipt of notice of discontinuance that it wants to continue to receive the Service, Sprint Spectrum will use commercially reasonable efforts to
         (a) help Manager provide the Service itself or find another vendor to provide the Service and (b) facilitate Manager's transition to the new Service provider. If Sprint Spectrum procures such Service from a vendor or a new Service provider and bills those items as Settled-Separately Manager Expenses (as defined in subsection 3.2.5 of this agreement) or Manager procures such Services from a vendor or a new Service provider, then the fees charged by Sprint Spectrum for the Services will be reduced by any fees payable by the Manager to such vendor or new Service provider in respect of such discontinued Services. If Sprint Spectrum discontinues a Service and neither Sprint nor Manager procure such Service from a vendor or a new Service provider, then no adjustment to the fees will be made.

                   2.1.3 PERFORMANCE OF SERVICES. Sprint Spectrum may select the method, location and means of providing the Services. If Sprint Spectrum wishes to use Manager's facilities to provide the Services, Sprint Spectrum must obtain Manager's prior written consent.

              2.2 THIRD PARTY VENDORS. Some of the Services might be provided by third party vendors under arrangements between Sprint Spectrum and the third party vendors. In some instances, Manager may receive Services from a third party vendor under the same terms and conditions that Sprint Spectrum receives those services. In other instances, Manager may receive Services under the terms and conditions set forth in an agreement between Manager and the third party vendor.

         36. CHANGES TO ARTICLE 3 [NEW]. (a) Section 13 of Addendum I is deleted. Article 3 of the Services Agreement is amended to read as follows:

                              3. FEES FOR SERVICES

              3.1 SERVICES. Manager will pay Sprint Spectrum a fee for the Services provided by or on behalf of Sprint Spectrum now or in the future. Manager will not be permitted to obtain the Services from other sources, except as provided in this agreement.

                   If changes to Sprint PCS' accounting reclassifications for the Sprint PCS CCPU Services or Sprint PCS CPGA Services materially impact the calculations of the Sprint PCS CCPU Services and Sprint PCS CCPU Services, then the rates outlined in section 3 of the Services Agreement will be adjusted accordingly.

                             3.2 FEES FOR SERVICES.

                   3.2.1 INITIAL PRICING PERIOD. The fee Manager will pay Sprint Spectrum for the Services provided to Manager by or on behalf of Sprint Spectrum each month until December 31, 2006 ("INITIAL PRICING PERIOD"), will equal the sum of: (a) $7.70 per subscriber multiplied by the Number of Customers in Manager's Service Area for the CCPU Services, plus (b) 5% of the Sprint PCS CPGA multiplied by Gross Customer Additions in Manager's Service Area for the CPGA Services. The fee will be paid as set forth in section 10 of the Management Agreement.

                   3.2.2 PRICING PROCESS. After the Initial Pricing Period, the $7.70 fee in 3.2.1(a) will become a percentage of Sprint PCS CCPU and the fee in section 3.2.1(b) will be adjusted to a new percentage of Sprint PCS CPGA. The parties will engage in the following pricing process to set the CCPU and CPGA percentages to be applied in each pricing period after the Initial Pricing Period ends. Each subsequent pricing period will last three years (if Manager continues to use Sprint Spectrum to provide the Services) with the second pricing period beginning on January 1, 2007 and ending on December 31, 2009.

                   (a) Sprint Spectrum will give Manager proposed CCPU and CPGA percentages by March 31 of the final year of the then current pricing period. The proposed percentages will be based on a reasonable amount to recover Sprint PCS' costs for providing the CCPU Services and CPGA Services to Manager and the Other Managers. Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed CCPU and CPGA percentages within 20 days after Manager receives the proposed CCPU and CPGA percentages from Sprint Spectrum.

                   (b) The fee Manager will pay Sprint Spectrum for the CCPU

         Services provided to Manager by or on behalf of Sprint Spectrum each month beginning on January 1, 2007 until December 31, 2008 under the pricing process described in this section 3.2.2 will not exceed $8.50 per subscriber multiplied by the Number of Customers in Manager's Service Area.

                   (c) If the parties do not agree on new CCPU and CPGA percentages within 30 days after the discussions begin, then Manager may escalate the discussion to the Sprint PCS Chief Financial Officer or Sprint Spectrum may escalate the discussion to Manager's Chief Executive Officer or Chief Financial Officer.

                   (d) If the parties cannot agree on the new CCPU and CPGA percentages through the escalation process within 20 days after the escalation process begins, then Manager may either

                        (i) submit the determination of the CCPU and CPGA
              percentages to binding arbitration in accordance with section 14.2 of the agreement, excluding the escalation process set forth in section 14.2, and continue obtaining the Services from Sprint Spectrum at the CCPU and CPGA percentages determined by the arbitrator,

                        (ii) self-provide the Services, or

                        (iii) procure the Services from third-party vendors,
              subject to Sprint Spectrum's first right of refusal described in section 3.2.3.

         Manager will begin paying Sprint Spectrum under the CCPU and CPGA percentages presented for discussion by Sprint Spectrum at the beginning of the new pricing period until the date on which the parties agree on or the arbitrator determines the new CCPU and CPGA percentages, whichever occurs first. Fees paid before the new CCPU and CPGA percentages are established will be retroactively adjusted from the beginning of the new pricing period when the parties agree on or the arbitrator determines the new CCPU and CPGA percentages.

                   3.2.3 SPRINT SPECTRUM FIRST RIGHT OF REFUSAL. Manager must give Sprint Spectrum written notice of Manager's decision to procure the CCPU Services and CPGA Services from a third party vendor at least 120 days before the end of the Initial Pricing Period or any subsequent three-year pricing period and provide the third party vendor terms to Sprint Spectrum. Sprint Spectrum will have 30 days from the date it receives the third party vendor's terms to decide if it will provide those Services to Manager under those terms.

                   Manager must agree to receive the Services from Sprint Spectrum if Sprint Spectrum gives notice to Manager that it will provide the Services to Manager on the third party vendor terms. If Sprint Spectrum does not exercise its first right of refusal, Manager must sign the agreement with the third party vendor on the same terms and conditions as presented to Sprint Spectrum within 10 business days after Sprint Spectrum notifies Manager of its decision not to exercise the first right of refusal or the expiration of the 30-day period, whichever occurs first. The procedure set forth in this section 3.2.3 will begin again if Manager does not sign the agreement with the third party vendor as required in the preceding sentence.

                   3.2.4 TRANSITION COSTS. Manager will pay for all reasonable out-of-pocket costs and reasonable out-of-pocket expenses actually incurred by Sprint Spectrum and its Related Parties to transfer Manager to a third party vendor's services or for Manager to self-provide the Services or to enable Manager to self-provide Services.

                   3.2.5 SETTLED-SEPARATELY MANAGER EXPENSES. Manager will pay to or reimburse Sprint Spectrum for any amounts that Sprint Spectrum or its Related Parties pays for Settled-Separately Manager Expenses. "SETTLED-SEPARATELY MANAGER EXPENSES" means (i) any amounts that Sprint Spectrum or its Related Parties pays to third parties for usage of the products and services used in providing Sprint PCS Products and Services relating to revenue generating activities, and (ii) those items the parties choose to settle separately between themselves (e.g. accessory margins, reciprocal retail store cost recovery) including those items listed in sections C and D of Exhibit 2.1.1. Sprint Spectrum will give notice to Manager of any additional services added to section C and D of Exhibit 2.1.1; except that no such additional service may be added to the extent such additional service is the same as, or functionally equivalent to, either (a) any service that Sprint Spectrum or any of its Related Parties currently provides to Manager hereunder (unless the fees payable by Manager to Sprint Spectrum hereunder are correspondingly reduced) or (b) any service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties but for which Manager does not pay a separate fee before the effective date of Addendum X. For each Settled-Separately Manager Expense, Sprint Spectrum will provide sufficient detail to enable Manager to determine how the expense was calculated, including the unit of measurement (e.g., per subscriber per month or per call) and the record of the occurrences generating the expense (e.g., the number of calls attributable to the expense). If an expense is not reasonably subject to occurrence level detail, Sprint Spectrum will provide reasonable detail on the process used to calculate the fee and the process must be reasonable. A detail or process is reasonable if it is substantially in the form as is customarily used in the wireless industry. The Settled-Separately Manager Expenses will be paid as set forth in section 10 of the Management Agreement. Sprint Spectrum and its Related Parties may at any time arrange for Manager to pay any of the Settled-Separately Manager Expenses directly to the vendor.

                   Unless Manager specifically agrees otherwise, any Settled-Separately Manager Expense that Sprint Spectrum or any of its Related Parties is entitled to charge or pass through to Manager pursuant to any term or provision of this agreement or the Management Agreement will reflect solely out-of-pocket costs and out-of-pocket expenses actually incurred by Sprint Spectrum or its Related Parties, and will in no way reflect any allocation of internal costs or expenses (including but not limited to allocations of general and administrative expenses or allocations of employee compensation or related expenses).

         3.3 LATE PAYMENTS. Any payment due under this section 3 that is not paid by Manager to Sprint Spectrum in accordance with the terms of this agreement will bear interest at the Default Rate beginning (and including) the 3rd day after the due date stated on the invoice until (and including) the date on which the payment is made.

         3.4 TAXES. Manager will pay or reimburse Sprint Spectrum for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees levied by a governmental authority on the fees and charges payable to Sprint Spectrum or a Related Party by Manager.

         37. AUDIT [NEW]. Section 5.1.2 of the Services Agreement is amended to read as follows:

              5.1.2 AUDITS. On reasonable advance notice, each party must provide access to appropriate records to the independent auditors selected by the other party for purposes of auditing the amount of fees, costs, expenses or other charges payable in connection with the Selected Services with respect to the period audited. The auditing party will conduct the audit no more frequently than annually. If the audit shows that Sprint Spectrum was underpaid then, unless the amount is contested, Manager will pay to Sprint Spectrum the amount of the underpayment within 10 Business Days after Sprint Spectrum gives Manager written notice of the determination of the underpayment. If the audit determines that Sprint Spectrum was overpaid then, unless the amount is contested, Sprint Spectrum will pay to Manager the amount of the overpayment within 10 Business Days after Manager determines Sprint Spectrum was overpaid. The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the costs and expenses related to the audit will be paid by the audited party.

              Notwithstanding the above provisions of this section 5.1.2 and subject to section 1.9 of the Management Agreement, rather than allow Manager's independent auditors access to Sprint PCS' records, Sprint PCS may Type II Report; except that, if Manager, on the advice of its independent auditors or its legal counsel, determines additional assurances beyond SAS 70 are required by statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, policy or literature published by the accounting or auditing profession or other authoritative rule making body (such as the SEC, the PCAOB or the FASB), then Sprint Spectrum will cooperate with Manager to provide such additional assurances. Any Type II Report or Manager Management Report provided pursuant to this section 5.1.2 will be prepared by Sprint Spectrum's independent auditors and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over Manager Management Processes. "Manager Management Processes" include those services generally provided within the Management Agreement, primarily billing and collection of revenues.

         38. EMAILING NOTICES [NEW]. Section 9.1 of the Services Agreement is amended to read as follows:

              9.1 NOTICES. Any notice, payment, invoice, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile or email (in either instance with acknowledgment or read receipt received), charges prepaid and addressed as described in subparagraph b of Paragraph 24 of Addendum X, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

              The subject line of any email notice that purports to amend any Program Requirement must read "Program Requirement Change" and the first paragraph must indicate (i) which Program Requirement is being modified, (ii) what is being modified in the Program Requirement, and
         (iii) when the Program Requirement will take effect. The email must also include either a detailed summary of the Program Requirement change or a redline comparison between the old Program Requirement and the new Program Requirement.

              The subject line of any email notice that purports to add any additional service to section C or D of Exhibit 2.1.1 must read "Additional Service to section C/D of Exhibit 2.1.1". The new Exhibit
         2.1.1 must also be attached to the email.

              Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and be mailed or sent by overnight courier in the manner described in the preceding paragraph.

              Manager agrees to promptly give Sprint Spectrum a copy of any notice Manager receives from the Administrative Agent or any Lender (as those terms are defined in the Consent and Agreement), and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint Spectrum agrees to promptly give Manager a copy of any notice Sprint Spectrum receives from the

         Administrative Agent or any Lender, and a copy of any notice that Sprint Spectrum gives to the Administrative Agent or any Lender.

              All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

         39. FORCE MAJEURE [NEW]. The second paragraph of section 9.8 of the Services Agreement is amended to read as follows:

              NEITHER MANAGER NOR SPRINT SPECTRUM, AS THE CASE MAY BE, IS IN BREACH OF ANY COVENANT IN THIS AGREEMENT AND NO EVENT OF TERMINATION WILL OCCUR AS A RESULT OF THE FAILURE OF SUCH PARTY TO COMPLY WITH SUCH COVENANT, IF SUCH PARTY'S NON-COMPLIANCE WITH THE COVENANT RESULTS PRIMARILY FROM:

                   (I) ANY FCC ORDER OR ANY OTHER INJUNCTION ISSUED BY ANY
              GOVERNMENTAL AUTHORITY IMPEDING THE ABILITY TO COMPLY WITH THE COVENANT;

                   (II) THE FAILURE OF ANY GOVERNMENTAL AUTHORITY TO GRANT ANY
              CONSENT, APPROVAL, WAIVER, OR AUTHORIZATION OR ANY DELAY ON THE PART OF ANY GOVERNMENTAL AUTHORITY IN GRANTING ANY CONSENT, APPROVAL, WAIVER OR AUTHORIZATION;

                   (III) THE FAILURE OF ANY VENDOR TO DELIVER IN A TIMELY MANNER
              ANY EQUIPMENT OR SERVICE; OR

                   (IV) ANY ACT OF GOD, ACT OF WAR OR INSURRECTION, RIOT, FIRE,
              ACCIDENT, EXPLOSION, LABOR UNREST, STRIKE, CIVIL UNREST, WORK STOPPAGE, CONDEMNATION OR ANY SIMILAR CAUSE OR EVENT NOT REASONABLY WITHIN THE CONTROL OF SUCH PARTY;

         except that, to the extent a party's obligation to perform any covenant under this agreement is suspended by reason of an event specified in subsection 9.8(i), (ii), (iii) or (iv) above, then any obligation of the other party to make a payment in respect of or relating to such covenant shall be suspended until performance of such covenant is reinstated, and in no event shall any amounts accrue or otherwise be due and owing in respect of or relating to such covenant for the period during which performance of such covenant was suspended by this section.

         40. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS. [ADDM VIII,(SECTION)8]. Section 9.11 of the Services Agreement is replaced with the following language:

              9.11 GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS.

              9.11.1 GOVERNING LAW. The internal laws of the State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

              9.11.2 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

              (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

              (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

              (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                          TRADEMARK LICENSE AGREEMENTS

         41. NOTICES [NEW]. Section 15.1 of each of the Trademark License Agreements is amended to read as follows:

              Section 15.1. Notices. Any notice, payment, invoice, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile(with acknowledgment received), charges prepaid and addressed as described in subparagraph (b) of paragraph 24 of Addendum X, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

              Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and be mailed or sent by overnight courier in the manner described in the preceding paragraph.

              Manager agrees to promptly give Sprint PCS a copy of any notice Manager receives from the Administrative Agent or any Lender (as those terms are defined in the Consent and Agreement), and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint PCS agrees to promptly give Manager a copy of any notice Sprint PCS receives from the Administrative Agent or any Lender, and a copy of any notice that Sprint PCS gives to the Administrative Agent or any Lender.

                  All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

         42. GOVERNING LAW [ADDM VIII,(SECTION)8]. Section 15.8 of each of the Trademark License Agreements is replaced by the following language:

              15.8 Governing Law. The internal laws of the State of Kansas (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

         43. JURISDICTION [ADDM VIII,(SECTION)8]. Section 15.13 of each of the Trademark License Agreements is replaced by the following language:

              15.13 Jurisdiction; Consent to Service of Process.

                   (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

                   (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                   (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                             SCHEDULE OF DEFINITIONS

         44. ADDITIONAL, AMENDED OR SUPPLEMENTED DEFINITIONS [NEW]. The following are new or amended definitions, unless otherwise indicated.

              "ALAMOSA MANAGERS" means Manager and the Other Managers controlled by Alamosa Holdings, Inc.

              "ALLOCABLE SOFTWARE FEE" has the meaning set forth in Section 1.3.4(f) of the Management Agreement.

              "ALLOCATED WRITE-OFFS" has the meaning set forth in section 10.3.4 of the Management Agreement.

              "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" has the meaning set forth in section 10.3.3 of the Management Agreement.

              "AWAY NETWORK" means: (i) in the case of Customers (as defined below) with an NPA-NXX of Manager (or any other such designation in accordance with section 17.17 of the Management Agreement), any portion of the Sprint PCS Network other than Manager's Service Area Network, and (ii) in the case of Customers with an NPA-NXX of Sprint PCS or Other Managers (or any other such designation in accordance with section 17.17 of the Management Agreement), Manager's Service Area Network.

              "BILLED COMPONENT(S)" has the meaning set forth in section 10.3.2 of the Management Agreement.

              "BILLED MONTH" has the meaning set forth in section 10.2.1 of the Management Agreement.

              "BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

              "CCPU SERVICES" has the meaning set forth in section 2.1.1 of the Services Agreement.

              "CHIEF FINANCIAL OFFICER OF SPRINT PCS", "SPRINT PCS CHIEF FINANCIAL OFFICER" and other references to the Chief Financial Officer of Sprint PCS mean the Senior Vice President - Finance of Sprint Corporation designated to serve as the chief financial officer of Sprint PCS or if none, the individual serving in that capacity.

              "CPGA SERVICES" has the meaning set forth in section 2.1.1 of the Services Agreement.

              "CSA" has the meaning set forth in section 10.2.1 of the Management Agreement.

              "CUSTOMER" means any customer, except Sprint PCS Reseller Customers or customers of third parties for which Manager provides solely switching services, who purchases Sprint PCS Products and Services, regardless of where their NPA-NXX is assigned.

              "CUSTOMER CREDITS" has the meaning set forth in section 10.2.1 of the Management Agreement.

              "CUSTOMER EQUIPMENT CHARGES" has the meaning set forth in section
         10.3.2.6 of the Management Agreement.

              "CUSTOMER EQUIPMENT CREDITS" has the meaning set forth in section
         10.3.2.2 of the Management Agreement.

              "CUSTOMER TAXES" has the meaning set forth in section 10.3.2.4 of the Management Agreement.

              "ENTERPRISE VALUE" means the combined book value of an entity's outstanding debt and preferred stock less cash plus the fair market value of each class of its publicly-traded equity other than any publicly-traded preferred stock. For the purposes of this definition of Enterprise Value, the fair market value of a class of an entity's publicly-traded equity (other than publicly-traded preferred stock) shall be equal to the product of (i) the number of issued and outstanding shares of such class of publicly-traded equity as of the date of determination, times (ii) the applicable average closing price (or average closing bid, if traded on the over-the-counter market) per share of such class of publicly-traded equity over the 21 consecutive trading days immediately preceding the date of determination.

              "EQUIPMENT REPLACEMENT PROGRAM FEES" has the meaning set forth in section 10.3.2.5 of the Management Agreement.

              "ETC" has the meaning set forth in section 10.6.1 of the Management Agreement.

              "E911 SURCHARGES" has the meaning set forth in section 10.3.2.7 of the Management Agreement.

              "FEE BASED ON BILLED REVENUE" has the meaning set forth in section
         10.2.1 of the Management Agreement.

              "GROSS CUSTOMER ADDITIONS IN MANAGER'S SERVICE AREA" means the average number of Sprint PCS customers activated (without taking into consideration the number of Sprint PCS customers lost) during the previous month with an NPA-NXX assigned to the Service Area as reported in Sprint PCS' most recent monthly KPI report.

              "HOOVER DAM CONTINGENT COVERAGE AREA" [ADDM VIII, (SECTION)2; REVISED IN THIS ADDENDUM] has the meaning set forth in section 2.1.1 of the Management Agreement.

              "INITIAL 3G DATA FEE PERIOD" has the meaning set forth in section 10.4.1.3(a) of the Management Agreement.

              "INITIAL PRICING PERIOD" has the meaning set forth in section
         3.2.1 of the Services Agreement.

              "INTER SERVICE AREA FEE" has the meaning set forth in section 4.3 of the Management Agreement.

              "MANAGER ACCOUNTS" has the meaning set forth in section 10.2.1 of the Management Agreement.

              "MANAGER MANAGEMENT REPORTS" has the meaning set forth in section
         12.1.2 of the Management Agreement.

              "NET BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

              "NPA-NXX" means NPA-NXX or an equivalent identifier, such as a network access identifier (NAI).

              "NUMBER OF CUSTOMERS IN MANAGER'S SERVICE AREA" means the average number of Sprint PCS customers with NPA-NXXs assigned to the Service Area reported in Sprint PCS' most recent monthly KPI report.

              "OPERATIONAL AND NETWORK READINESS" and "OPERATIONAL AND NETWORK READY" [ADDM VIII, (SECTION)2; REVISED IN THIS ADDENDUM] have the meaning set forth in section 2.1 of the Management Agreement.

              "OTHER AFFILIATES" [ADDM VI, (SECTION)2 AND ADDM VII, (SECTION)2] has the meaning set forth in section 17.30 of the Management Agreement.

              "OUTBOUND ROAMING FEES" has the meaning set forth in section
         10.3.2.3 of the Management Agreement.

              "OVERALL CHANGES" has the meaning set forth in section
         1.10(a)(ii).

              "PARKER DAM CONTINGENT COVERAGE AREA" [ADDM VIII, (SECTION)2; REVISED IN THIS ADDENDUM] has the meaning set forth in section 2.1.2 of the Management Agreement.

              "PROGRAM REQUIREMENT CHANGE" has the meaning set forth in section 9.3.1.

              "RELATED PARTY" [ADDM V, (SECTION)8; REVISED IN THIS ADDENDUM] means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person. For purposes of the Management Agreement, Sprint Spectrum L.P., WirelessCo, L.P., SprintCom, Inc., American PCS Communications, LLC, APC PCS, LLC, PhillieCo Partners I, L.P., PhillieCo, L.P., Sprint Telephony PCS, L.P. and Sprint PCS License, L.L.C. will be deemed to be Related Parties. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              For purposes of the Management Agreement and the OSP Agreement, an OSP and any entity that controls, is controlled by or is under common control with an OSP (each an "OSP Affiliate") shall be deemed to be a "Related Party" under the definition of "Operating Assets." All leases entered into between Manager and an OSP or an OSP Affiliate will be transferable to Sprint PCS or its permitted assigns and successors without the consent of the lessor.

              "SAN DIEGO COUNTY CONTINGENT COVERAGE AREA" [ADDM VIII, (SECTION)2; REVISED IN THIS ADDENDUM] has thE meaning set forth in section 2.1.3 of the Management Agreement.

              "SCCLP" has the meaning set forth in section 3.4.2 of the Management Agreement.

              "SERVICE AREA NETWORK" means the network that is directly required for the provision of telecommunications services to Customers and is managed by

         Manager under the Management Agreement in the Service Area under the License.

              "SERVICES" has the meaning set forth in section 2.1.1 of the Services Agreement.

              "SETTLED-SEPARATELY MANAGER EXPENSES" has the meaning set forth in section 3.2.5 of the Services Agreement.

              "SIMILARLY SITUATED MANAGER" means any Other Manager whose ultimate parent entity (as defined by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) controls entities with 3 million or more covered pops.

              "SOFTWARE FEES" means costs associated (including applicable license fees) with procuring software, software maintenance, software upgrades and other software costs needed to provide uniform and consistent operation of the wireless systems within the Sprint PCS Network.

              "SPRINT PCS" means any or all of the following Related Parties who are License holders or signatories to the Management Agreement: Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo, L.P., a Delaware limited partnership, Sprint Telephony PCS, L.P., a Delaware limited partnership, Sprint PCS License, L.L.C., a Delaware limited liability company, American PCS Communications, LLC, a Delaware limited liability company, and APC PCS, LLC, a Delaware limited liability company. Any reference in the Management Agreement or Services Agreement to Cox Communications PCS, L.P., a Delaware limited partnership, or Cox PCS License, L.L.C., a Delaware limited liability company, is changed to Sprint Telephony PCS, L.P., a Delaware limited partnership, or Sprint PCS License, L.L.C., a Delaware limited liability company, respectively, to reflect name changes filed with the Delaware Secretary of State in 2002.

              "SPRINT PCS CCPU" means the cash cost per user for the most-recently publicly announced quarter by Sprint PCS or its Related Parties. Sprint PCS CCPU is generally calculated by dividing costs of wireless service revenues, service delivery and other general and administrative costs by weighted average monthly wireless subscribers. CCPU is a measure analysts use to evaluate the cash costs to operate the business on a per user basis.

              "SPRINT PCS CPGA" means the cost per gross addition for the most-recently publicly announced quarter by Sprint PCS or its Related Parties. Sprint PCS CPGA is calculated by dividing the aggregate costs of acquiring new wireless subscribers, including equipment subsidies, marketing costs and selling expenses, by gross additional subscribers. Analysts use this measure in conjunction with the other measures to evaluate the profitability of the operation.

              "SPRINT PCS RESELLER CUSTOMER" means customers of companies or organizations with a Private Label PCS Services or similar resale agreement with Sprint PCS.

              "SUBSIDY FUNDS" has the meaning set forth in section 10.6.1 of the Management Agreement.

              "TRANSITION DATE" has the meaning set forth in section 10.12.4 of the Management Agreement.

              "TYPE II REPORTS" has the meaning set forth in section 12.1.2 of the Management Agreement.

              "USF CHARGES" has the meaning set forth in section 10.3.2.8 of the Management Agreement.

              "VENDOR SOFTWARE" has the meaning set forth in section 1.3.4(b).

              "WRITE-OFFS" has the meaning set forth in section 10.3.1 of the Management Agreement.

              "YEAR 2000 COMPLIANCE" has the meaning set forth in section 17.29 of the Management Agreement.

B.       CROSS-REFERENCES TO OTHER PARAGRAPHS IN PREVIOUS ADDENDA.

                  Listed below are those paragraphs in the previous addenda that are interpretations or applications of the Management Agreement and the Services Agreement and that are not listed above. These serve as cross-references to facilitate finding provisions in the previous addenda. The number shown at the beginning of each item is the paragraph reference in the designated Addendum.

   Addendum I

            3. Compliance with Retail Store and Customer Service requirements in smaller population centers

            14.  Put of San Diego assets to Manager

   Addendum II

            1. Consent and Agreement ("C&A")-Related: Restrictions on Manager's use of loan proceeds
            2.   C&A-Related: C&A not assignable
            3.   C&A-Related: Notices (superseded by subsequent addendum)
            4.   C&A-Related: Financing Plan (superseded by subsequent addendum)

            5. C&A-Related: No default under Credit Agreement or Management Agreement
            6.   C&A-Related: No known breach under Management Agreement
            8.   Reaffirmation of Agreements (superseded by subsequent addendum)
            9.   Counterparts (superseded by subsequent addendum)

   Addendum III

            1.   C&A-Related: Restrictions on Manager's use of loan proceeds

   Addendum IV

            1.   C&A-Related: Restrictions on Manager's use of loan proceeds

 Addendum V (All are related to Outsource Service Provider ("OSP") Program)

            1.   Approval of form of agreement
            2.   Sprint PCS consent to OSPs
            3.   Criteria for OSPs
            4.   Trademark License Agreements
            5.   Inclusion in Service Area Network
            6.   Review of Offering Documents
            7.   Microwave Relocation
            9.   EBV Determination
            10.  Appeal Process if OSP not approved by Sprint PCS
            11.  Force Majeure
            12. Manager's indemnification obligations for acts or omissions of OSP
            13.  Notices from OSP

 Addendum VI

            1.   C&A-Related: Restrictions on Manager's use of loan proceeds
            5.   Reaffirmation of Agreements (superseded by subsequent addendum)
            7.   Expiration of limited remedies period
            9.   C&A-Related: Financing Plan (superseded by subsequent addendum)
            10.  Counterparts (superseded by subsequent addendum)

 Addendum VII

            1.   C&A-Related: Restrictions on Manager's use of loan proceeds
            3.   Financing Plan (superseded by subsequent addendum)

            4.   Reaffirmation of Agreements (superseded by subsequent addendum)
            5.   Counterparts (superseded by subsequent addendum)

 Addendum VIII

            1. Spectrum-swap related: Modification of buildout plan (superseded by subsequent addendum)
            3. Spectrum-swap related: Change in spectrum frequency ranges (superseded by subsequent addendum)
            4. Spectrum-swap related: Build-out schedule (superseded by subsequent addendum)
            5. Spectrum-swap related: Microwave relocation (superseded by subsequent addendum)
            6. Spectrum-swap related: Consideration for entering into swap (superseded by subsequent addendum)
            7. Spectrum-swap related: Expenses of swap (superseded by subsequent addendum)
            9.   Notice addresses (superseded by subsequent addendum)
            11.  Counterparts (superseded by subsequent addendum)

 Addendum IX

            1. Spectrum-swap related: Superseding certain sections of Addendum VIII
            3.   Spectrum-swap related: Change in spectrum range
            4.   Spectrum-swap related: Buildout schedule
            6.   Spectrum-swap related: Consideration for entering into swap
            7.   Spectrum-swap related: Expenses of swap
            8. Spectrum-swap related: Counterparts(superseded by subsequent addendum)

C. OTHER PROVISIONS.

         1. MANAGER AND SPRINT PCS' REPRESENTATIONS. Manager and Sprint PCS each represents and warrants that its respective execution, delivery and performance of its obligations described in this Addendum have been duly authorized by proper action of its governing body and do not and will not violate any material agreements to which it is a party. Each of Manager and Sprint PCS also represents and warrants that there are no legal or other claims, actions, counterclaims, proceedings or suits, at law or in arbitration or equity, pending or, to its knowledge, threatened against it, its Related Parties, officers or directors that question or may affect the validity of this Addendum, the execution and performance of the transactions contemplated by this Addendum or that party's right or obligation to consummate the transactions contemplated by this Addendum.

         2. REAFFIRMATION OF SPRINT AGREEMENTS. Each of the undersigned reaffirms in their entirety the Management Agreement, the Services Agreement and the Trademark License Agreements, together with their respective rights and obligations under those agreements.

         3. COUNTERPARTS. This Addendum may be executed in one or more counterparts, including facsimile counterparts, and each executed counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.


   [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

                  The parties have caused this Addendum X to be executed as of the date first above written.

                              SPRINT SPECTRUM L.P.


                              By: /s/ Thomas E. Mateer
                                 -----------------------------------------------
                                 Name:  Thomas E. Mateer
                                 Title: Vice President - Affiliations, PLS & ICS


                              WIRELESSCO, L.P.



                              By: /s/ Thomas E. Mateer
                                 -----------------------------------------------
                                 Name:  Thomas E. Mateer
                                 Title: Vice President - Affiliations, PLS & ICS


                              SPRINT COMMUNICATIONS COMPANY L.P.



                              By: /s/ William K. White
                                 -----------------------------------------------
                                 Name:  William K. White
                                 Title: Senior Vice President - Communication &
                                         Brand Management


                              TEXAS TELECOMMUNICATIONS, LP
                              a Texas limited partnership

                              By: ALAMOSA DELAWARE GP, L.L.C.
                                  a Delaware limited liability
                                  company, as the sole general partner


                                  By: /s/ David E. Sharbutt
                                      ------------------------------------
                                      David E. Sharbutt
                                      President

                                    EXHIBIT 1

         ILLUSTRATIVE CALCULATION FOR CASH SETTLEMENT

ILLUSTRATIVE ONLY

-----------------------------------------------------------------------------------------------------
                                                                            MONTH 1
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Write-offs ((Section)10.3.1)                                        $          1,235
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Billed Revenue ((Section)10.2.1)                                    $         10,350
-----------------------------------------------------------------------------------------------------
Customer Credits ((Section)10.2.1)                                              (970)
-----------------------------------------------------------------------------------------------------
Net Billed Revenue ((Sections)10.2.1 and 10.3.2.1)                             9,380      82.5%
-----------------------------------------------------------------------------------------------------
Customer Equipment Credits ((Sections)10.2.4 & 10.3.2.2)                         (66)     -0.6%
-----------------------------------------------------------------------------------------------------
Outbound Roaming Fees ((Sections)10.2.2 & 10.3.2.3)                              235       2.1%
-----------------------------------------------------------------------------------------------------
Customer Taxes ((Section)10.3.2.4)                                             1,323      11.6%
-----------------------------------------------------------------------------------------------------
Equipment Replacement Program Fees ((Section)10.3.2.5)                           156       1.4%
-----------------------------------------------------------------------------------------------------
Customer Equipment Charges ((Section)10.3.2.6)                                   175       1.5%
-----------------------------------------------------------------------------------------------------
E911 Surcharges((Section)10.3.2.7)                                                91       0.8%
-----------------------------------------------------------------------------------------------------
USF Charges ((Section)10.3.2.8)                                                   74       0.7%
-----------------------------------------------------------------------------------------------------
Amount Billed (Net of Customer Credits) ((Section)10.3.3)           $         11,368     100.0%
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
FEE CALCULATION
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Net Billed Revenue ((Sections)10.2.1 and 10.3.2.1)                  $          9,380
-----------------------------------------------------------------------------------------------------
Allocated Write-off ((Section)10.3.4)                                         (1,019)
-----------------------------------------------------------------------------------------------------
                                                                    $          8,361
-----------------------------------------------------------------------------------------------------
                                                                                  92%
-----------------------------------------------------------------------------------------------------
Fee Based on Billed Revenue ((Section)10.2.1)                       $          7,692
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Outbound Roaming Fees ((Section)10.2.2)                             $            235
-----------------------------------------------------------------------------------------------------
     Allocated Write-off                                                         (26)
-----------------------------------------------------------------------------------------------------
E911 Surcharges - Handsets ((Section)10.2.3)                                      85
-----------------------------------------------------------------------------------------------------
     Allocated Write-off                                                          (9)
-----------------------------------------------------------------------------------------------------
Customer Equipment Credits ((Section)10.2.4)                                     (66)
-----------------------------------------------------------------------------------------------------
     Allocated Write-off                                                           7
-----------------------------------------------------------------------------------------------------
Write-off for Customer Equipment Charges ((Section)10.2.5)                       (19)
-----------------------------------------------------------------------------------------------------
                                                                    $            208
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Total                                                               $          7,900
-----------------------------------------------------------------------------------------------------

                                   EXHIBIT 1.7
            BUILD-OUT AND WORKING CAPITAL FINANCING

o Alamosa Holdings, Inc. and its direct and indirect subsidiaries, have received equity contributions and debt financing that exceed in the aggregate $947 million. Alamosa Holdings, Inc. is the ultimate parent of Texas Telecommunications, LP, Alamosa Wisconsin Limited Partnership, Alamosa Missouri, LLC, Washington Oregon Wireless LLC and Southwest PCS, LP (each a "Manager" under a separate Management Agreement with Sprint PCS, and collectively the "Managers"). This capital has been and will be made available to the Managers when needed to fund the build-out (requirements to date are substantially complete) and operations of their PCS systems and to perform their obligations under their respective Sprint Agreements. The following summarizes the sources of funds:

--------------------------------------------------------------------------------
(dollars in thousands)                                         CONTRIBUTED
                                                               AMOUNTS AND
                                                               NET PROCEEDS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EQUITY                                                        $      283,061
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SENIOR SECURED DEBT                                                  225,000
    (includes $25 million in undrawn revolver)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SENIOR NOTES:
--------------------------------------------------------------------------------
    12.875% SENIOR DISCOUNT NOTES                                    180,515
--------------------------------------------------------------------------------
    12.50% SENIOR NOTES                                              182,807
--------------------------------------------------------------------------------
    13.625% SENIOR NOTES                                             101,306
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         TOTAL                                                $      972,689
-------------------------------------------------------------===================

Alamosa Holdings, Inc. and its direct and indirect subsidiaries, have undertaken a restructuring to adjust the capital structure. The restructuring includes an exchange of existing bonds for: a) new notes representing 65% of accreted value;
b) preferred stock with a liquidation value of 25% of accreted value, convertible into 35% of the common equity of Alamosa Holdings, Inc.; and c) extinguishment of 10% of the accreted value. The following summarizes the effect on existing Senior Note categories, new Senior Note categories and new Preferred
Stock:

--------------------------------------------------------------------------------
(dollars in thousands)                             PRE-            POST-
                                               RESTRUCTURE      RESTRUCTURE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SENIOR NOTES*
--------------------------------------------------------------------------------
    12.875% SENIOR DISCOUNT NOTES              $   298,443      $       -
--------------------------------------------------------------------------------
    12.50% SENIOR NOTES                            250,000              -
--------------------------------------------------------------------------------
    13.625% SENIOR NOTES                           150,000              -
--------------------------------------------------------------------------------
    NEW 12% SENIOR DISCOUNT NOTES                       -          193,988
--------------------------------------------------------------------------------
    NEW 11% SENIOR NOTES                                -          260,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         TOTAL                                     698,443         453,988
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PREFERRED STOCK                                         -          174,600
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         TOTAL                                 $   698,443      $  628,588
----------------------------------------------==================================

--------------------------------------------------------------------------------
* Assumes 100% of the noteholders agree to exchange for new notes. In the event that less than 100% agree to exchange, some of the existing notes would remain outstanding and the new notes would be decreased. Preferred Stock would also be adjusted to reflect a lower exchange ratio.

--------------------------------------------------------------------------------
o The funds from contributed capital and net proceeds from borrowings, in conjunction with capital restructuring, are sufficient to meet all build-out and working capital requirements.

                                 SCHEDULE 2.1.1


                                   -SECTION A-

PRESENTLY OFFERED CCPU SERVICES - Activity Applied as % to
Sprint PCS reported CCPU

3G Fees
A/P Backhaul/Facility Disputes
Affiliate Utilities
ATM Soft Hand Off
Bank Fees
BI Performance Services - Initiation BI
Performance Services - Maintenance
Bid Cost
Billing
Check Free
Clarify Maintenance Fee
CO Usage
Collection Agency Fees
Conferences
Costs associated with rollout of new products and services
Credit Card Processing/Fees
Customer Care
Customer Solutions - Mature Life
Directory Assistance
DS3
E - Commerce PT
Enhanced Voicemail
Entrance Facility Expenses (Includes Terminating/Trunking Charge)
Ford Revenue
Ford Telematics
Gift Card Payable
Gift Card Receivable
Hal Riney Ad Kit
High Speed Remote Access Server
ICS Clearing House Costs (Includes Illuminet, Roaming Clearing House, and TSI) IMT Charges
Interconnection
Inter-Machine Trunk
IT (Includes E-Commerce)
LD Verification
LIDB / CNAM
Local Loop, COC, ACF, IXC,
etc. (National Platform Expense - Local Loop Cost,
    Central Office Connection (COC), access Coordination Fee (ACF), Co-Location Charges, and Inter Exchange Carrier (IXC) Charges)
Lockbox 261
MCI Disconnect Adjusted
National Platform - COA
National Platform Disputes

National Platform (2G) (Includes Voice Activated Dialing)
Northwest Frequent Flyer
Premium Vision Services
PreNet
Pricing
Pro Text Messaging Plan
Ringers & More (Includes SBF and PT fees)
Roadside Rescue
Sprint Synch Services
Telecheck Charge
Telematics
Text Messaging Plan
TSC Usage
Type 1 Affiliate Long Distance
Voice Command Web
Wireless Web


                                   -SECTION B-


PRESENTLY OFFERED CPGA SERVICES - Activity Applied as % to
Sprint PCS reported CPGA

500 Minute Promotion Credit
Activations - Customer Solutions
Activations - E-Commerce (Includes On Line (Web) Activations)
Activations - Telesales
Commission Credit
Credit Check Fee
Customer Solutions - Early Life
Demo Phones
EarthLink
Hal Riney Service
Handset Logistics
Local/Indirect Commission
NAM/CAM
One Sprint Telesales
PGA Expenses
PLS Commission
SmartWorks Printing

                                   -SECTION C-

PRESENTLY OFFERED CCPU SERVICES - Activity Settled Separately

Affiliate Project Authorizations
Long Distance
Microwave Clearing
Roaming
Software Fees

Sprint Local Telephone Usage
Taxes Paid on Behalf of Type III Affiliates
Tower Lease
Travel Revenue and Expense
Upgrade Commission - 2 Step Channel
Vendor Usage-Based Charges on New Products
Wholesale Revenue and Expense

                                   -SECTION D-

PRESENTLY OFFERED CPGA SERVICES -Activity Settled Separately

3G Device Logistics Fee
3rd Party Spiffs
Accessory Margin
Commissions - National 3rd Party
Commissions - Other 3rd Party
Coop Advertising - Local 3rd Party
Coop Advertising - National 3rd Party
Handset returns
Handset subsidies
Handsets
Marketing Collateral
Meeting Competition Fund
RadioShack Promos (Includes RadioShack Golden Quarter,
     Jumpstart, Relaunch, Sprint to Vegas, and Break the Bank)
Rebate Administrative Expense
Rebates
Reciprocal Retail Store Cost Recovery
Sprint LDD Commission
Third Party Promotions
Upgrade Commission - RadioShack